UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )
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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Sterling Financial Corporation
(Name of Registrant as Specified In Its Charter)

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111 North Wall Street
Spokane, Washington 99201
March 15, 2013
Dear Fellow Shareholder:
It is my pleasure to invite you to attend the Annual Meeting of shareholders of Sterling Financial Corporation. The Annual Meeting will be held at the Mobius Science Center, 811 W. Main Ave., Spokane, Washington, on April 29, 2013, at 1:30 p.m., local time.
The formal Notice of Annual Meeting of shareholders and the proxy statement are attached and describe the proposals to be voted on at the Annual Meeting. The Board of Directors believes the proposals are in the best interests of Sterling and its shareholders and, accordingly, recommends that you vote "FOR" each of the proposals. We will also report on Sterling's operations and respond to questions of general interest to shareholders.
It is important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. We urge you to complete, sign and date your proxy card and promptly return it in the postage-paid envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Sincerely,

/s/ J. Gregory Seibly
J. Gregory Seibly
President and Chief Executive Officer

111 North Wall Street
Spokane, Washington 99201
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
Notice is hereby given that the Annual Meeting of shareholders of Sterling Financial Corporation ("Sterling") will be held at the Mobius Science Center, 811 W. Main Ave., Spokane, Washington, on April 29, 2013, at 1:30 p.m., local time, for the following purposes:
1. To elect ten Directors of Sterling for terms ending in the year 2014;
2. To consider and approve an advisory (non-binding) resolution approving Sterling's executive compensation;
3. To ratify the appointment of KPMG LLP as the independent registered public accounting firm of Sterling for the year ending December 31, 2013; and
4. To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
These matters are more fully described in the attached proxy statement. Only shareholders of record at the close of business on February 28, 2013, the record date, will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THESE PROPOSALS. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN, OR WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO EITHER: (1) COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE; OR (2) VOTE VIA THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS PROVIDED IN THE PROXY CARD THAT YOU RECEIVE.

By Order of the Board of Directors,

/s/ Andrew J. Schultheis
Andrew J. Schultheis
Executive Vice President, General Counsel and Secretary of the Board of Directors
Spokane, Washington
March 15, 2013
IMPORTANT: Voting promptly will save us the expense of further requests for proxies in order to ensure a quorum. A proxy card and self-addressed envelope are enclosed for your convenience. No postage is required if mailed in the United States.

Page
PROXY STATEMENT	1
Date, Time, Place and Purpose of Sterling's Annual Meeting	1
Questions and Answers about the Proxy Materials and Annual Meeting	1
Important notice regarding the availability of proxy materials for the Annual Meeting of shareholders to be held on April 29, 2013	4
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	4
PROPOSAL 1: ELECTION OF TEN DIRECTORS OF STERLING FOR TERMS ENDING IN THE YEAR 2014	5
BOARD OF STERLING FINANCIAL CORPORATION	6
INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES	9
Director Compensation Table	10
Director Equity Award Table	11
CORPORATE GOVERNANCE	13
PROPOSAL 2: APPROVAL OF AN ADVISORY RESOLUTION APPROVING STERLING'S EXECUTIVE COMPENSATION	15
EXECUTIVE OFFICERS	15
EXECUTIVE COMPENSATION	17
Compensation Discussion and Analysis	17
Compensation Peer Group	20
Summary Compensation Table	29
Components of All Other Compensation	30
Compensation Comparison Table	31
Grants of Plan-Based Awards	32
Outstanding Equity Awards at Fiscal Year-End	33
Option Exercises and Stock Vested	34
Nonqualified Deferred Compensation	34
Potential Post-Employment Payments	35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	41
EQUITY COMPENSATION PLAN INFORMATION	43
TRANSFER RESTRICTIONS AND RIGHTS PLAN	43
PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF KPMG, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR STERLING FOR THE YEAR ENDING DECEMBER 31, 2013, AND ANY INTERIM PERIODS	45
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	45
PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES	46
AUDIT COMMITTEE REPORT	46
COMPENSATION AND GOVERNANCE COMMITTEE REPORT	47
COMPENSATION AND GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	47
INTERESTS OF DIRECTORS, OFFICERS AND OTHERS IN CERTAIN TRANSACTIONS	47
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	47
SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING	47
OTHER MATTERS	48
ANNUAL REPORT	48

i

STERLING FINANCIAL CORPORATION
111 North Wall Street
Spokane, Washington 99201
PROXY STATEMENT
Annual Meeting of Shareholders
To be Held April 29, 2013
Date, Time, Place and Purpose of Sterling's Annual Meeting
The 2013 annual meeting of shareholders of Sterling Financial Corporation ("Sterling" or "we," "us" or "our"), including any postponements or adjournments thereof (the "Annual Meeting"), will be held at 1:30 p.m., local time, on April 29, 2013, at the Mobius Science Center, 811 W. Main Ave., Spokane, Washington. At the Annual Meeting, Sterling's shareholders will be asked to approve proposals to: (1) elect each of the nominees for the Board of Directors (the "Board"); (2) consider and approve an advisory resolution approving Sterling's executive compensation; and (3) ratify the appointment of KPMG LLP ("KPMG") as the independent registered public accounting firm of Sterling for the year ending December 31, 2013. This proxy statement is first being sent to holders of Sterling common stock on or about March 15, 2013, and is accompanied by a proxy card that is being solicited by the Sterling Board for use at the Annual Meeting.
Unless otherwise specified, all ownership interests or voting power referenced herein, either in percentage terms or number of shares, in respect of Sterling's outstanding shares, have been calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as reflected in the beneficial ownership table shown in "Security Ownership of Certain Beneficial Owners and Management" elsewhere in this proxy statement.
Questions and Answers about the Proxy Materials and Annual Meeting
Why am I receiving these materials?
These proxy materials relate to Sterling's 2013 Annual Meeting to be held on April 29, 2013. Sterling seeks to obtain certain required shareholder approvals at the Annual Meeting. As a shareholder of record, you are invited to attend and are entitled to and requested to vote on the proposals set forth in this proxy statement. The reasons for, and further information in relation to, each of these proposals are described in more detail in the questions and answers and other materials that follow.
What does the Board recommend with regard to the proposals?
The Board of Sterling believes the proposals described herein are in the best interests of Sterling and its shareholders and, accordingly, unanimously recommends that the shareholders vote "FOR" the proposals identified in this proxy statement.
Who is entitled to vote?
Only holders of record of Sterling common stock at the close of business on February 28, 2013 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.
How many votes am I entitled to cast?
Each shareholder is entitled to one vote per share of common stock held by such shareholder.
How many shares are eligible to vote?
As of the Record Date, there were 62,222,426 shares of Sterling common stock issued and outstanding.
How many shares must be present to hold the Annual Meeting?
Under Washington law, any shareholder action at a meeting requires that a quorum exist with respect to that action. A quorum for the actions to be taken at the Annual Meeting will consist of a majority of the outstanding shares of Sterling common stock entitled to vote, present in person or by proxy, at the Annual Meeting. Shareholders of record, including brokers holding customers' shares of record, who are present at the Annual Meeting, in person or by proxy, and who abstain from voting are considered present and entitled to vote, and will count toward a quorum.

What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time for a vote at the Annual Meeting, shareholders or proxyholders holding a majority of the shares present in person or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting. If the meeting is adjourned more than 120 days after the date fixed for the original meeting, the Board would be required to fix a new Record Date to determine the shareholders entitled to vote at the adjourned meeting and would also be required to provide shareholders with notice of the rescheduled meeting date.
Why is approval of an advisory (non-binding) resolution on Sterling's executive compensation being presented for approval by the shareholders?
A non-binding vote by shareholders on executive compensation is required pursuant to the Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act").
How do I vote at the Annual Meeting?
Proxies are solicited to provide all shareholders of record on the Record Date an opportunity to vote on matters scheduled for the Annual Meeting and described in these materials. You are a shareholder of record if your shares of Sterling common stock are held in your name. If you are a beneficial owner of Sterling common stock held by a broker, bank or other nominee (i.e., in "street name"), please see the instructions in the following question.
Shares of Sterling common stock can only be voted if the shareholder is present in person or by proxy at the Annual Meeting. To ensure your representation at the Annual Meeting, we recommend you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the meeting if you are a shareholder of record.
Instructions for voting are found on the proxy card. Shares of Sterling common stock represented by properly executed proxies will be voted by the individuals named in the proxy card in accordance with the shareholder's instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote at the Annual Meeting, the persons named in the proxy card will vote the shares: (1) FOR the election of the ten Directors nominated by the Board; (2) FOR the advisory resolution approving Sterling's executive compensation; (3) FOR the ratification of the appointment of Sterling's independent registered public accounting firm; and (4) in accordance with the best judgment of the proxy agents on any other matters properly brought before the Annual Meeting. We do not currently expect that any other matters will be properly presented for action at the Annual Meeting.
You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children, in which case, you would receive three separate proxy cards to vote.
What if my shares are held in street name?
If you are the beneficial owner of shares held by a broker in street name, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. Pursuant to applicable regulations, if you do not give instructions to your broker, your broker will not be permitted to vote your shares with respect to Proposals 1 or 2 herein.
If your shares are held in street name, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or a letter from the record holder of your shares is an example of proof of ownership. If you want to vote your shares of common stock held in street name in person at the Annual Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.
How will my shares of common stock held in Sterling's 401(k) Employee Savings and Investment Plan and Trust be voted?
If you are a participant in Sterling's 401(k) Employee Savings and Investment Plan and Trust, your completed proxy will serve as voting instructions to the plan trustee. However, for your voting instructions to be counted, they must be received at least three business days prior to the Annual Meeting, or by April 24, 2013. In accordance with the terms of the plan, if you fail to instruct the plan trustee how to vote your plan shares, the trustee will not vote your plan shares, except as required by law.

How will my shares of common stock held in Sterling's Employee Stock Purchase Plan be voted?
If you are a participant in Sterling's Employee Stock Purchase Plan (the "ESPP"), you have no interest or voting right in shares covered under the ESPP until the shares have been issued to you.
What are Sterling's shareholders being asked to vote on at the Annual Meeting?
You will vote on:

•	Item 1: The election of ten Directors to serve until the next Annual Meeting of shareholders;

•	Item 2: Approving an advisory (non-binding) resolution on Sterling's executive compensation program (the "Say-on-Pay" vote); and

•	Item 3: Ratifying the selection of KPMG as Sterling's independent registered public accounting firm for 2013.
The Board recommends that you vote "FOR" all of the nominees and "FOR" Items 2 and 3.
What are my choices when voting?
When you cast your vote on:

•	Item 1: You may vote in favor of electing the nominees as Directors, you may vote against one or more nominees, or you may abstain from voting your shares;

•	Item 2: You may cast your vote in favor of or against the proposal, or you may abstain from voting your shares; and

•	Item 3: You may cast your vote in favor of or against the proposal, or you may abstain from voting your shares.
How are votes counted?
Each common share is entitled to one vote. The named proxy agents will vote shares as instructed on the proxies. In the election of Directors, each share is entitled to one vote for each Director position to be filled, and shareholders may not cumulate votes.

•
Item 1 requires a majority of the votes cast to elect a Director. A nominee for Director shall be elected if the votes cast for such nominee's election exceed the votes cast against such nominee's election. Votes that are withheld, abstained, and broker non-votes will not affect the outcome of the election of Directors.

•
Item 2, the "Say-on-Pay" resolution is an advisory vote that is not binding on the Board. Approval of the proposed resolution requires the affirmative vote of a majority of those shares present, in person or by proxy, and entitled to vote.

•
Item 3, the ratification of the appointment of KPMG as Sterling's independent registered public accounting firm requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote.

If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of each Director nominee and in favor of Proposals 2 and 3.
How may I revoke my proxy?
You may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the Annual Meeting:

•	Deliver to Sterling a written notice bearing a date later than the date of the proxy card, stating that you revoke the proxy;

•	Sign and deliver to Sterling a proxy card relating to the same shares and bearing a later date; or

•	Attend the meeting and vote in person, although attendance at the meeting will not, by itself, revoke a proxy.
Also, please note that if you have voted through your broker, bank or other nominee and you wish to change your vote, you must follow the instructions received from such entity to change your vote.

May I vote electronically via Internet or telephone?
A large number of banks and brokerage firms provide shareholders whose shares are registered in the name of such firms the opportunity to vote via the Internet or by telephone. The voting form sent to a beneficial owner will provide instructions if such options are available. In addition, the proxy card that you receive may contain instructions with regard to how to vote via Internet or telephone.
Who will pay the expenses of proxy solicitation?
The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by Sterling. Proxies will be solicited by Sterling by mail or electronically and may also be solicited on behalf of Sterling by Directors, officers and other employees of Sterling, without additional remuneration, in person or by telephone, facsimile or electronic transmission. Sterling will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Sterling common stock as of the Record Date and will reimburse such entities for the cost of forwarding the proxy materials in accordance with customary practice.
Are there Dissenters' Rights with respect to the proposals?
No, there are no dissenters' rights applicable to any matters to be considered at the Annual Meeting.
Important notice regarding the availability of proxy materials for the Annual Meeting of shareholders to be held on April 29, 2013
The Annual Meeting Proxy Statement and Proxy Card, as well as Sterling's Annual Report to Shareholders on Form 10-K for the year ended December 31, 2012, which Sterling filed with the Securities and Exchange Commission (the "SEC") on February 27, 2013 are also available on the Internet at the following website: www.sterlingfinancialcorporation.com/shareholdermeeting.
You may request additional copies of the proxy materials, as well as the Annual Report to Shareholders on Form 10-K for the year ended December 31, 2012, without charge by sending a request via e-mail to investor.relations@bankwithsterling.com or by calling 1-800-336-6610 ext. 1363. Shareholders must request this information no later than five business days prior to the meeting, or April 22, 2013, to assure receipt before the Annual Meeting. You may request paper copies of the proxy materials for all future meetings or only for the Annual Meeting.
Shareholders of record as of the Record Date are invited to attend the Annual Meeting. Directions to attend the Annual Meeting where you may vote in person can be found on the Internet at the following website: www.sterlingfinancialcorporation.com/shareholdermeeting. The contents of our website are not incorporated into, nor do they otherwise form part of, this proxy statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
From time to time, Sterling and its executive officers have made and will make forward-looking statements that are not historical facts and that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling's plans, objectives, expectations and intentions, Sterling's ability to obtain the shareholder approvals sought at the Annual Meeting, and other statements contained in this proxy statement that are not historical facts and pertain to Sterling's future operating results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements can also generally be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions.
Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond Sterling's control.
For a discussion of factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements please see the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Sterling's Annual Report on Form 10-K, as updated periodically in Sterling's filings with the SEC. Unless legally required, Sterling does not undertake to update any forward-looking statements.

PROPOSAL 1: ELECTION OF TEN DIRECTORS OF STERLING FOR TERMS ENDING IN THE
YEAR 2014
The Board currently consists of eleven Directors. Each of the eleven current Directors were elected to serve on the Sterling Board at the 2012 Annual Meeting of shareholders held on April 25, 2012. The Board has nominated ten of the current Directors for election at the Annual Meeting, to serve until the 2014 Annual Meeting of shareholders or when their respective successors have been duly elected and qualified. The nominated Directors are Howard P. Behar, Leslie S. Biller, Ellen R.M. Boyer, David A. Coulter, Robert C. Donegan, C. Webb Edwards, William L. Eisenhart, Robert H. Hartheimer, Micheal F. Reuling and J. Gregory Seibly. Scott L. Jaeckel will not be standing for re-election at the Annual Meeting and will therefore no longer serve on the Board at the conclusion of the Annual Meeting, at which time the size of the Board will be reduced to ten members, subject to increase in the event a successor is appointed as described below. Mr. Jaeckel informed Sterling that his decision not to stand for re-election is not the result of any disagreement with Sterling on any matter relating to Sterling's operations, policies or practices. Pursuant to the terms of the Second Amended and Restated Investment Agreement between Sterling and Thomas H. Lee Partners, L.P. (“THL”) dated May 25, 2010, THLhas a right, subject to the terms and conditions set forth therein, to appoint a successor board representative to Mr. Jaeckel. Although no such successor nominee has been appointed as of the date of these proxy materials, Sterling expects that THL will exercise its right to do so.
Each nominee for election as a Director at the Annual Meeting has consented to serve if elected. Sterling has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unable to serve as a Director for any reason, the Board shall designate a substitute nominee or reduce the size of the Board. Unless instructions to the contrary are specified on the proxy card, proxies received by Sterling will be voted in favor of the persons who have been nominated by the Board.
Pursuant to Sterling's Bylaws, so long as a Director election is uncontested, nominees must receive more "for" than "against" votes to be elected, which means that a nominee for Director who does not receive the requisite votes for election, but who was a Director at the time of the election, shall continue to serve as a Director for a term that shall terminate on the date that is the earlier of: (i) ninety (90) days from the date on which the voting results of the election are certified; (ii) the date on which an individual is selected by the Board to fill the office held by such Director (which selection shall be deemed to constitute the filling of a vacancy by the Board); or (iii) the date the Director resigns.
The Board unanimously recommends that shareholders vote "FOR" the election of each of the nominees.

BOARD OF STERLING FINANCIAL CORPORATION
The Sterling Board currently consists of Directors Behar, Biller, Boyer, Coulter, Donegan, Edwards, Eisenhart, Hartheimer, Jaeckel, Reuling, and Seibly, Sterling's Chief Executive Officer ("CEO"). The age, as of the date that this proxy statement was filed with the SEC, business experience, and position of each of the Directors currently serving, is provided below. Each Director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance, board service, executive management, business, finance and marketing. Following the table below are biographies of each of the current and nominated Directors which includes information about the skills, qualifications and attributes of each Director that led to the conclusion that he or she should serve on Sterling's Board. As previously disclosed, Director Jaeckel is not standing for re-election at the Annual Meeting and his biographical information has therefore been omitted.

		Director
Name	Age	Since	Position(s) with the Company
Howard P. Behar	68	2011	Director
Leslie S. Biller	64	2010	Chairman of the Board and Director
Ellen R. M. Boyer	53	2007	Director
David A. Coulter	65	2010	Director
Robert C. Donegan	58	2010	Director
C. Webb Edwards	65	2011	Director
William L. Eisenhart	60	2004	Director
Robert H. Hartheimer	55	2010	Director
Michael F. Reuling	66	2006	Director
J. Gregory Seibly	49	2009	CEO and Director
Howard P. Behar
Mr. Behar, 68, has served as a Director of Sterling since his appointment in March 2011 and currently serves as a member of Sterling's Compensation and Governance Committee and Credit and Risk Committee. Mr. Behar has almost 50 years of retail and consumer business experience. He was part of the leadership team at Starbucks Coffee Company for over 13 years and held numerous positions including President of North American operations as well President of Starbucks Coffee International. He also served as a member of the board of directors from 1996 to 2008. Mr. Behar has served on a number of corporate as well as nonprofit boards including, The GAP, Shurgard Storage and Anna's Linens where he is currently chairman of the compensation and corporate governance committee, Wild Ginger Restaurants, Education Elements and the Greenleaf Center for Servant Leadership. Additionally, he is chairman of the University of Washington Foundation and is a co-founder of the Washington Business Alliance. The qualifications considered in his appointment as a Director of Sterling included his broad multi-unit retail experience, management and leadership experience, national recognition and relationships within the global business community.
Leslie ("Les") S. Biller
Mr. Biller, 64, has served as a Director of Sterling and as Chairman of the Board since his appointment in August 2010 and currently serves as Chair of Sterling's Compensation and Governance Committee and as a member of Sterling's Credit and Risk Committee. Mr. Biller has more than 30 years of banking and investment experience. He began Harborview Capital, a private investment company in 2012. In 2002, Mr. Biller retired as Vice Chairman and Chief Operating Officer of Wells Fargo & Company. Prior to Wells Fargo, Mr. Biller was President and Chief Operating Officer of Norwest Corporation. He has also served in executive leadership roles at Bank of America and at Citicorp. Mr. Biller earned his Bachelor's degree in chemical engineering from City College of New York and a Masters of Business Administration from Xavier University. He serves on the boards of Ecolab, Inc., Knowledge Schools, Inc. and Knowledge Universe Education LLP and previously served on the board of PG&E Corporation. Mr. Biller also serves as a director of the 5th Avenue Theater. The qualifications of Mr. Biller considered in his appointment as a Director of Sterling included his management experience; banking experience; national recognition and relationships within the banking industry; finance experience and Master of Business Administration degree.
Ellen R. M. Boyer
Ms. Boyer, 53, has served as a Director of Sterling since her appointment in December 2007 and currently serves as the Chair of Sterling's Audit Committee and as a member of Sterling's Credit and Risk Committee. She has been Chief Financial Officer and Chief Operating Officer of Wesley Homes since August 2011. Wesley Homes is a continuing care retirement community based in the Seattle area. Prior to joining Wesley Homes, Ms. Boyer served as the Chief Financial Officer and Chief Operating Officer for nine years at Kibble & Prentice, an insurance and financial services company. Ms. Boyer previously served as the Chief Financial Officer for several technology companies in the Pacific Northwest. Ms. Boyer has been a Certified Public Accountant since 1984 and received her Bachelor's degrees from Oregon State University. The qualifications of Ms. Boyer considered in her appointment as a Director of Sterling included her financial management experience; accounting experience; insurance and financial services experience; business operations experience, including mergers and acquisitions, and relationships with the Puget Sound business community. The Board has determined that Ms. Boyer is an "audit committee financial expert" as defined by the SEC.
David A. Coulter
Mr. Coulter, 65, has served as a Director of Sterling since his appointment in August 2010 and currently serves as a member of Sterling's Compensation and Governance Committee and Credit and Risk Committee. Mr. Coulter is Vice Chairman of Warburg Pincus, LLC. He was previously Vice Chairman of J.P. Morgan Chase & Co. from December 2000 to December 2005. Prior to joining J.P. Morgan Chase, Mr. Coulter led the West Coast operations of the Beacon Group, a private investment and strategic advisory firm, and prior to that, Mr. Coulter served as the Chairman and Chief Executive Officer of the BankAmerica Corporation, where he worked from 1976 to 1999. Mr. Coulter is a member of the board of directors of Strayer Education, Inc., Webster Financial Corporation, Aeolus Re, Triton Container and MBIA, Inc. Mr. Coulter also serves on the boards of Asia Society, the National Mentoring Partnership, Lincoln Center and Carnegie Mellon University. Within the past five years, Mr. Coulter also served on the boards of Metavante Technologies, Irvine Company and PG&E Corporation. Mr. Coulter holds a Bachelor's degree in mathematics and economics and a master's degree in industrial administration, both from Carnegie Mellon University. The qualifications of Mr. Coulter considered in his appointment as a Director of Sterling included his management experience; banking experience; investment banking experience; national recognition and relationships within the banking industry; finance experience and Master of Industrial Administration degree.
Robert C. Donegan
Mr. Donegan, 58, has served as a Director of Sterling since his appointment in October 2010 and currently serves as a member of Sterling's Audit Committee and as vice-chair of Sterling Bank's Directors Trust Committee. Prior to joining Sterling as a Director, Mr. Donegan served as a Director of Golf Savings Bank from 2006 until Golf Savings Bank was merged with and into Sterling Bank. Mr. Donegan has been President of Ivar's, Inc., one of Seattle's oldest restaurant companies with more than 60 locations, since September of 2001. From 1997-2001, Mr. Donegan served as Chief Financial Officer and a director of Ivar's, Inc. Prior to joining Ivar's, Inc. in 1997, Mr. Donegan was Executive Vice President and Chief Financial Officer of Peet's Coffee. Mr. Donegan received his master's degree in Public and Private Management from the Yale School of Management. Mr. Donegan is the Chair of the Board of the Seattle Metropolitan Chamber of Commerce, and a board member of the Seattle Aquarium, the Chief Seattle Council of the Boy Scouts, the Seattle Historic Waterfront Association and the Seattle Sports Commission. The qualifications considered in Mr. Donegan's appointment as a Director of Sterling included his management experience; banking experience; relationships with the Puget Sound business community and his Master of Public and Private Management degree.
 C. Webb Edwards
Mr. Edwards, 65, has served as a Director of Sterling since his appointment in March 2011 and serves as a member of Sterling's Audit Committee and as chair of Sterling Bank's Directors Trust Committee. He is currently Chief Executive Officer of WORTH, LLC, a strategy and technology consulting firm and is the co-founder of Ganart Technologies. He previously served as President of Wells Fargo Services, the technology and operations subsidiary of Wells Fargo & Company, from May 1999 until his retirement in January 2005. Mr. Edwards served as President of Norwest Services, Inc. and Corporate Executive Vice President of Norwest Corporation in Minneapolis from May 1995 to April 1998, when it was acquired by Wells Fargo. Prior to 1995, Mr. Edwards served as Executive Vice President of First Interstate Bancorp in California and Senior Vice President of Mercantile National Bank in Texas. Mr. Edwards completed graduate and post-graduate work in economics and finance at Middle Tennessee State University and attended Stonier Graduate School of Banking, University of Tennessee Executive Management School, and the Harvard Business School's Executive Education Program. The qualifications of Mr. Edwards considered in his appointment as a Director of Sterling included his banking technology experience; management experience; banking experience; relationships within the banking industry and his banking, business and finance degrees.
William ("Ike") L. Eisenhart
Mr. Eisenhart, 60, has served as a Director of Sterling since his appointment in January 2004, as Chairman of the Board from October 2009 to August 2010 and currently serves as a member of Sterling's Compensation and Governance Committee and Credit and Risk Committee. He is the owner of Strix, LLC, an independent financial consulting firm to privately held and publicly traded companies on investment banking matters. Previously, Mr. Eisenhart was a Managing Director at Dain Bosworth, Inc., in Seattle, Washington, a Partner in Corporate Finance for Cable Howse & Ragen in Seattle, Washington and Vice President of Corporate Finance at Goldman, Sachs & Co. in New York City. Currently, he serves as a member of the Finance Committee of the YMCA of

Greater Seattle and is Co-Chair of the Schools Committee of the Harvard Club of Seattle. Mr. Eisenhart received a Bachelor's degree from Harvard University and a Master of Business Administration degree from the University of Chicago. The qualifications of Mr. Eisenhart considered in his appointment as a Director of Sterling included his financial management experience; investment banking experience; financial services experience; relationships with the Puget Sound business community and Master of Business Administration degree.
Robert H. Hartheimer
Mr. Hartheimer, 55, has served as a Director of Sterling since his appointment in September 2010 and currently serves as the Chair of Sterling's Credit and Risk Committee and as a member of Sterling's Audit Committee. Mr. Hartheimer is President of Hartheimer LLC, based in Washington, D.C., which provides senior-level counsel to banks, investment firms, financial services companies and other companies on financial, regulatory, strategic and governance matters. From 2002 to 2008, Mr. Hartheimer was a Managing Director at Promontory Financial Group, a preeminent regulatory consulting firm. In 1991, Mr. Hartheimer joined the Federal Deposit Insurance Corporation (the "FDIC"), where he and a small team created the Division of Resolutions to sell failed banks. He went on to serve as director of this division. Both before and after the FDIC, Mr. Hartheimer was an investment banker working with banks and financial services companies including Merrill Lynch, Smith Barney and Friedman Billings Ramsey. Mr. Hartheimer is currently a member of the board of directors of Higher One Holdings, an electronic payments company. Mr. Hartheimer received a Bachelor's degree from Hamilton College and a Master of Business Administration from The Wharton School of the University of Pennsylvania. The qualifications of Mr. Hartheimer considered in his appointment as a Director of Sterling included his financial management experience; investment banking experience; financial services experience; regulatory experience; relationships within the banking industry and regulatory community and Master of Business Administration degree.
Michael F. Reuling
Mr. Reuling, 66, has served as a Director of Sterling since his appointment in December 2006 and currently serves as a member of Sterling's Compensation and Governance Committee and as a member of Sterling Bank's Directors Trust Committee. He has been President of Reuling Development Consulting, a real estate development consulting firm in Boise, Idaho since retiring as Vice Chairman of Albertson's, Inc., a national supermarket/superdrugstore company, where he held various positions for 28 years. Additionally, he has been a Senior Advisor to Clarion Consulting, a real estate consulting firm based in Irvine, California, since April of 2009. He also serves as vice chair of the board of trustees of Saint Alphonsus Health System, which operates four hospitals and numerous medical clinics in southwest Idaho and eastern Oregon. Mr. Reuling received a Bachelor of Arts degree in economics from Carleton College and a Juris Doctor from the University of Michigan. The qualifications of Mr. Reuling considered in his appointment as a Director of Sterling included his management experience; real estate industry experience; relationships with the real estate community and relationships with the Boise business community.
J. Gregory Seibly
Mr. Seibly, 49, has served as a Director and Chief Executive Officer of Sterling since November 2009, and as President of Sterling and as Chief Executive Officer of Sterling Bank since December 2009. Mr. Seibly began serving as acting President and Chief Executive Officer of Sterling and acting Chief Executive Officer of Sterling Bank in October 2009. Mr. Seibly had previously served as President of Sterling Bank, beginning in January 2009. In 2007, Mr. Seibly joined Sterling as Executive Vice President and Chief Production Officer. Before joining Sterling, Mr. Seibly was the President of U.S. Bank—California. He has also held executive-level positions in commercial banking at Wells Fargo Bank and in healthcare finance at Bank of America. Mr. Seibly currently serves on the following community boards: the executive board of the Boy Scouts of America - Inland Northwest Council and the board of directors of the United Way of Greater Spokane. He is also on the following industry related boards: Pacific Coast Bankers School and the Washington Bankers Association. He received his Bachelor's degree in business administration and finance from Indiana University. The qualifications of Mr. Seibly considered in his appointment as a Director of Sterling included his management experience; banking experience; finance experience; business administration and finance degree; relationships within the banking industry and relationships with the business community throughout Sterling's footprint.

INFORMATION CONCERNING THE BOARD AND
ITS COMMITTEES
Board Composition
Although Sterling does not have a formal policy with regard to the diversity of the Board, Sterling does seek to ensure that candidates reflect a variety of professional experience, education, skills, regional business connections, differences of viewpoint and other individual qualities.
To assist in carrying out its duties, the Board has delegated authority to the Audit Committee, the Compensation and Governance Committee and the Credit and Risk Committee. See "Committees of the Board" for more information relating to the duties and composition of these committees.
In the interim period between annual meetings of shareholders, the Board has the authority under Sterling's bylaws to fill vacancies and may increase or decrease the size of the Board by amending the bylaws. The Directors are elected annually.
Attendance of Directors
The Board of Sterling held 11 meetings during 2012 and the independent members of the Board also met in executive session during every regularly scheduled Board meeting. Each Director who served on the Board in 2012 attended at least 75% of such meetings and those of the Board committees on which the Director served during the portion of the year in which the Director was an active member of the Board. It is Sterling's policy that members of the Board should attend all annual meetings of shareholders except for absences due to causes beyond the reasonable control of the Directors. At Sterling's 2012 Annual Meeting, all of the Directors were in attendance.
Compensation of Directors
During 2012, the Compensation Committee and the Board generally did not change the compensation for non-employee Directors. Accordingly, in 2012, non-employee Directors were compensated for their services as Directors by receiving a $100,000 retainer, paid 50% in cash and 50% in shares of Sterling common stock, except for Mr. Biller, who received $1,350,000 for his services as non-executive Chairman of the Board pursuant to his agreement. In addition, Ms. Boyer received $10,000 for her service as Chair of the Audit Committee, Mr. Hartheimer received $10,000 for his service as Chair of the Credit and Risk Committee and Mr. Edwards received $3,750 for his service as Chair of the Sterling Bank Directors Trust Committee. In December 2012, based in part, upon the recommendation of compensation consultant Frederick W. Cook & Co. ("Cook & Co."), the Board approved the same level of compensation for non-employee Directors for 2013. Although the amount of compensation will remain the same, 30% of the equity portion of the compensation will be awarded in the form of stock options and the remainder of the equity will be awarded in the form of restricted stock units.
On January 25, 2013, Sterling entered into an agreement (the "Biller Agreement") with Mr. Biller, pursuant to which Mr. Biller has agreed to continue to serve as non-executive Chairman and a member of the Board. Pursuant to the Biller Agreement, Mr. Biller's duties include, but are not limited to: leadership of the Board, including oversight of the Board committee processes; the composition and effectiveness of the Board; ensuring the quality of management processes related to capital, asset quality, earnings and liquidity; ensuring the desired management team is in place, including a developing pool of strong successors; and communicating with regulators on behalf of the Board. The Biller Agreement sets Mr. Biller's compensation for the period beginning January 1, 2013 and ending on December 31, 2014 and reflects a reduction in the level of compensation provided under Mr. Biller's prior compensation agreement. Pursuant to the Biller Agreement, Sterling is expected to pay Mr. Biller an annual director's fee of $150,000, paid in accordance with Sterling's standard practice for director fees. In addition, during Mr. Biller's service as Chairman of the Compensation and Governance Committee, he will receive an annual retainer of $10,000. In recognition of his responsibilities as non-executive Chairman of the Board, Mr. Biller will also receive annual compensation of $1,000,000, with 50% payable in cash and 50% payable in stock options. The cash portion is payable in quarterly installments beginning March 31, 2013. The stock option portion is payable in non-qualified stock options under Sterling's 2010 Long Term Incentive Plan. The full number of stock options for the two-year period were granted on January 29, 2013 at an exercise price of $21.47 which is equal to the then fair market value of Sterling's common stock. The stock options will vest in 25% increments beginning on June 30, 2013, with an additional 25% vesting on each six-month anniversary thereafter, until such stock options are fully vested. In the event Mr. Biller ceases to serve on the Board for any reason other than a termination for cause or a voluntary resignation, all remaining cash payments shall remain due and payable and all stock options will become fully vested and exercisable. In the event Mr. Biller is terminated for cause or voluntarily resigns from the Board, any amount not yet paid in cash or any stock options that remain unvested shall be forfeited.

Director Compensation Table

						Change
						in pension
						Value and
	Fees Earned				Non-Equity	Nonqualified
	or Paid		Stock	Option	Incentive Plan	Compensation	All Other
Name (1)	in Cash		Awards	Awards	Compensation	Earnings	Compensation	Total
	($)(2)		($)	($)	($)	($)	($)(3)	($)

Howard P. Behar	50,000		50,007	0	0	0	0	100,007
Leslie S. Biller	1,350,000		0	0	0	0	0	1,350,000	(4)
Ellen R.M. Boyer	60,000	(5)	50,007	0	0	0	3	110,010
David A. Coulter	50,000		50,007	0	0	0	0	100,007
Robert C. Donegan	50,000		50,007	0	0	0	3	110,010
C. Webb Edwards	53,750	(6)	50,007	0	0	0	0	103,757
William L. Eisenhart	50,000		50,007	0	0	0	3	110,010
Robert H. Hartheimer	60,000	(7)	50,007	0	0	0	0	110,007
Scott L. Jaeckel	50,000		50,007	0	0	0	0	100,007
Michael F. Reuling	50,000		50,007	0	0	0	3	110,010

(1)
Includes all Directors who served as Directors of Sterling during 2012. Director Seibly is omitted from this table because he was a named executive officer who received no separate compensation for his services as a Director during 2012.

(2)	Includes cash payments made to Directors of Sterling during 2012 as part of their annual director compensation.

(3)	Includes dividends paid on shares of unvested restricted stock awards.

(4)
In connection with his appointment as chair of Sterling's board, Mr. Biller entered into an agreement with Sterling that provided for the payment to Mr. Biller of an annual retainer of $150,000, which was paid out on a quarterly basis and $600,000 every six months from December 31, 2010 until December 31, 2012. Mr. Biller received $1,350,000 during 2012.

(5)	In conjunction with her service as Chair of the Audit Committee, Director Boyer received additional compensation of $10,000 in 2012.

(6)	In conjunction with his service as Chair of Sterling Bank's Directors Trust Committee, Director Edwards received additional compensation of $3,750 in 2012.

(7)	In conjunction with his service as Chair of the Credit and Risk Committee, Director Hartheimer received additional compensation of $10,000 in 2012.

The following table shows the aggregate number of stock awards and option awards outstanding for each non-employee Director as of December 31, 2012. A total of 23,191 stock awards previously granted to non-employee Directors of Sterling remained outstanding as of December 31, 2012.
Director Equity Award Table

		Aggregate	Grant Date Fair
	Aggregate Stock	Option	Value of Stock
	Awards	Awards	and Option
	Outstanding as of	Outstanding	Awards Made
	12/31/2012	as of 12/31/2012	During 2012
Name	(#) (1)	(#) (2)	($)

Howard P. Behar	2,575	0	50,007
Leslie S. Biller	0	0	0
Ellen R.M. Boyer	2,579	0	50,007
David A. Coulter	2,575	0	50,007
Robert C. Donegan	2,579	31	50,007
C. Webb Edwards	2,575	0	50,007
William L. Eisenhart	2,579	222	50,007
Robert H. Hartheimer	2,575	0	50,007
Scott L. Jaeckel	2,575	0	50,007
Michael F. Reuling	2,579	180	50,007

(1)	The aggregate stock awards presented in the table are intended to include only unvested restricted stock awards.

(2)	The aggregate option awards presented in the table include both vested and unvested stock option awards.

Committees of the Board
The current composition of each Board Committee is set forth below. As previously disclosed, Mr. Jaeckel is not standing for re-election at the Annual Meeting and therefore will not serve on any Committee following the Annual Meeting:

Compensation
		and	Credit and
Name	Audit	Governance	Risk

Howard P. Behar		X	X
Leslie S. Biller		X*	X
Ellen R.M. Boyer	X*		X
David A. Coulter		X	X**
Robert C. Donegan(1)	X
C. Webb Edwards(1)	X**
William L. Eisenhart		X**	X
Robert H. Hartheimer	X		X*
Scott L. Jaeckel		X
Michael F. Reuling(1)		X
J. Gregory Seibly

*	Committee Chair

**	Committee Vice Chair
(1) Directors Donegan, Edwards (Chair), and Reuling also serve on the Directors Trust Committee of Sterling Bank.
Audit Committee. The Audit Committee has been established in accordance with the rules of the SEC and NASDAQ for the purpose of overseeing Sterling's accounting and financial reporting processes, the audits of the financial statements, as well as compliance with legal and regulatory requirements. The Audit Committee reviews the independent registered public accounting firm's qualifications, independence and performance and is responsible for the retention, supervision and termination of such firm as well as for resolving any disagreements between management and the independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee is also responsible for reviewing the adequacy of the authority, responsibilities and functions of Sterling's internal audit department. The Audit Committee is not responsible for conducting reviews of auditing or accounting procedures. Management has primary responsibility for Sterling's financial reporting process and for preparing Sterling's financial statements. Sterling's independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee ensures that oversight is provided at the board level and also advises, counsels and directs management and the independent registered public accounting firm on the basis of the information it receives, discussions with the independent registered public accounting firm and the experience of the Audit Committee's members in business, financial and accounting matters.
The members of the Audit Committee are Directors Boyer (Chair), Donegan, Edwards and Hartheimer. The Audit Committee held 12 meetings during 2012. Each of the current members of the Audit Committee has been determined by the Board to be "independent" and financially literate as required by the NASDAQ rules and the applicable rules and regulations of the SEC. Members of the Audit Committee have reviewed and discussed with management and the independent registered public accounting firm the periodic reports of Sterling prior to filing such reports with the SEC. No member of the Audit Committee has participated in the preparation of the financial statements of Sterling or its subsidiaries at any time during the past three years. The Board has determined that Ms. Boyer is an "audit committee financial expert" as defined by the SEC. The Audit Committee operates under a written charter reviewed and approved annually by Sterling's Board. Sterling's Audit Committee Charter is publicly available on Sterling's website at www.sterlingfinancialcorporation.com/corporategovernance.
Compensation and Governance Committee. The Compensation and Governance Committee reviews and makes recommendations to the Board with respect to general compensation strategies, policies and practices and determines the compensation of the CEO and all other executive officers of Sterling. The Compensation and Governance Committee has the authority to engage independent legal counsel, compensation consultants and other advisers (collectively "Compensation

Advisers"). In retaining Compensation Advisers, the Compensation and Governance Committee will consider independence factors adopted by the SEC in Rule 10C-1 under the Exchange Act. The Compensation and Governance Committee identifies individuals qualified to become members of the Board, oversees governance matters, and recommends to the Board a slate of nominees for election by the shareholders at each annual meeting of Sterling. At the request of the Board, the Compensation and Governance Committee recommends, for approval by the Board, nominees to fill vacancies or new positions on the Board as they may occur or be created from time to time, all in accordance with Sterling's bylaws. The Compensation and Governance Committee identifies potential nominees from various sources, including recommendations from Directors and officers of Sterling. The Compensation and Governance Committee will consider nominees recommended by shareholders upon submission in writing to the Chairman of the Board the names of such nominees, together with their qualifications for service as Directors of Sterling. Individuals recommended by shareholders are evaluated in the same manner as other potential nominees. The Compensation and Governance Committee reviews and discusses recommendations received for Director candidates and evaluates the qualifications of such candidates before selecting a slate of nominees to be recommended to the Board. Qualifications that are considered in evaluating Director candidates include interest in Sterling's mission, complementary knowledge, cultural fit, connections within the geographical area in which Sterling operates, familiarity with banking or related topics, diversity, community leadership, public company board experience, time availability and such other criteria as the Compensation and Governance Committee shall determine to be relevant. The Compensation and Governance Committee also develops, recommends and periodically reviews corporate governance guidelines for Sterling. In determining whether a Director is eligible to serve on the Compensation and Governance Committee, the Board considers whether the Director is affiliated with Sterling, a subsidiary of Sterling or an affiliate of a subsidiary of Sterling to determine whether such affiliation would impair the Director's judgment as a member of the Compensation and Governance Committee. The members of the Compensation and Governance Committee are Directors Behar, Biller (Chair), Coulter, Eisenhart, Jaeckel and Reuling, each of whom has been determined by the Board to be "independent" as that term is defined by the NASDAQ rules and the applicable rules and regulations of the SEC. The Compensation and Governance Committee held 11 meetings in 2012. The Compensation and Governance Committee operates under a written charter that is reviewed by the Compensation and Governance Committee on an annual basis and approved annually by Sterling's Board. Sterling's Compensation and Governance Committee Charter is publicly available on Sterling's website at www.sterlingfinancialcorporation.com/corporategovernance.
For information on the role of compensation consultants in determining or recommending the amount or form of executive or Director compensation, see "Compensation Discussion and Analysis – Role of Compensation Consultant."
Credit and Risk Committee. The Credit and Risk Committee assists the Board in fulfilling its oversight responsibilities regarding Sterling's enterprise risk management, receiving information regarding Sterling's policies, procedures and practices relating to risk, and discussing material regulatory issues, compliance matters, and emerging risks to Sterling. The Credit and Risk Committee works with various management committees to assess and manage Sterling's exposure to risk. These management committees regularly report to the Credit and Risk Committee. The Credit and Risk Committee is also responsible for annually reviewing and approving the process for assessing and revising Sterling's policies, reviewing and monitoring Sterling's established risk guidelines and establishing risk frameworks for monitoring and reporting risks. Additionally, the Credit and Risk Committee receives and reviews information regarding enterprise risk management activities and practices of Sterling. The Credit and Risk Committee also receives information from the information security officer, who is charged by the Board with implementing, maintaining and executing security policies, programs and standards that meet or exceed the standards prescribed by federal supervisory agencies. Together with the Audit Committee, the Credit and Risk Committee assesses the effectiveness of Sterling Bank's compliance program. The members of the Credit and Risk Committee are Directors Behar, Biller, Boyer, Coulter, Eisenhart and Hartheimer (Chair). The Credit and Risk Committee held seven meetings in 2012. Sterling's Credit and Risk Committee operates under a written charter that is reviewed annually by the Credit and Risk Committee and approved by the Board. Sterling's Credit and Risk Committee Charter is publicly available on Sterling's website at www.sterlingfinancialcorporation.com/corporategovernance.

CORPORATE GOVERNANCE
Sterling has proactively taken steps to establish a corporate governance framework that affirms high standards of business conduct, emphasizes the importance of integrity and honesty in the conduct of our business, and ensures the integrity of the controls and procedures implemented by our Directors, officers and employees, including our internal control over financial reporting. Actions we have taken to establish this corporate governance framework include: maintaining a Board composed of a majority of independent Directors; adoption of charters for committees of the Board; adoption of Corporate Governance Guidelines; adoption of a Code of Ethics for Sterling Directors, officers and employees, and providing a procedure for shareholders and employees to communicate with the Board. We believe that the ethical foundations outlined in our corporate governance framework are critical to our ongoing success and creating long-term maximization of shareholder value.

Board Leadership Structure and Risk Oversight Role
Although a separation of the roles of Chairman of the Board and CEO is not mandated by any provision of law or Sterling's articles of incorporation or bylaws, the Board currently believes that, given Sterling's size and the complexity of its business, having Mr. Biller serve as Chairman of the Board and Mr. Seibly serve as Sterling's CEO provides for an appropriate balance of authority between management and the Board. Additionally, the Board believes that this structure presently makes the best use of both Mr. Biller's and Mr. Seibly's extensive knowledge of the banking industry. Sterling's Board administers its risk oversight function through the policy approval function of the Board and through the work of Sterling's various committees that meet throughout the year and report to the Board on an ongoing basis, as further described herein. In particular, the Board created the Credit and Risk Committee to assist the Board in fulfilling its risk oversight responsibilities. Additionally, the Audit Committee serves a risk management oversight function by overseeing accounting and financial reporting, and internal audit and independent audit functions. Lastly, the Compensation and Governance Committee seeks to minimize enterprise risk by helping the Board and Sterling maintain good corporate governance.
Affirmative Determinations Regarding Director Independence

The Board has determined that each of the following Directors is an "independent director" as such term is defined by the rules of NASDAQ and the SEC:

Howard P. Behar	C. Webb Edwards
Leslie S. Biller	William L. Eisenhart
Ellen R.M. Boyer	Robert H. Hartheimer
David A. Coulter	Scott L. Jaeckel
Robert C. Donegan	Michael F. Reuling
In addition, the Board has determined the members of the Audit Committee and the Compensation and Governance Committee meet the independence requirements applicable to those committees prescribed by the NASDAQ rules and the applicable rules and regulations of the SEC. Although the NASDAQ and the SEC have not prescribed independence requirements for the Credit and Risk Committee, the members of the Credit and Risk Committee have also been deemed to be independent Directors. These rules generally provide that an "independent director" is a person other than an officer or employee of Sterling or its subsidiaries or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. The NASDAQ rules also provide specific criteria that, if met, disqualify a Director from being deemed independent.
 In considering the independence of the Directors, the Board specifically considered those matters disclosed in "Interests of Directors, Officers and Others in Certain Transactions" section of this proxy statement as well as the Directors' ownership of Sterling stock. Except as otherwise disclosed, there were no specific transactions, relationships or arrangements that were considered by the Board in determining the independence of any of the Directors.
Code of Ethics
The Board has adopted a Code of Ethics that applies to all Sterling employees and Directors, including Sterling's senior financial officers. The Code of Ethics is publicly available on Sterling's website at www.sterlingfinancialcorporation.com/corporategovernance.
Communication with the Board
Shareholders may send communications to the Board of Sterling by addressing such correspondence to:
Andrew J. Schultheis
Executive Vice President, General Counsel and Secretary
Sterling Financial Corporation
111 North Wall Street
Spokane, WA 99201

As General Counsel and Corporate Secretary, Mr. Schultheis monitors shareholder communications, forwards correspondence to the appropriate committee(s) or Director(s), and facilitates an appropriate response.

PROPOSAL 2: APPROVAL OF AN ADVISORY RESOLUTION APPROVING STERLING'S EXECUTIVE
COMPENSATION
The Dodd-Frank Act includes a provision commonly referred to as "Say-on-Pay" that entitles our shareholders to cast an advisory vote to approve the compensation of Sterling's named executive officers, as disclosed in this proxy statement.
Therefore, shareholders are being given the opportunity to vote on an advisory (non-binding) resolution at the Annual Meeting to approve Sterling's executive compensation policies and procedures as described below in the "Compensation Discussion and Analysis," the compensation tables, and related discussion in this proxy statement. This "Say-On-Pay" proposal gives shareholders the opportunity to endorse or not endorse Sterling's executive pay program and policies for the named executive officers. At Sterling's 2012 Annual Meeting of Shareholders, 65.27% of the votes cast by shareholders were voted, on an advisory basis, in favor of holding future advisory votes on named executive officer compensation every year. In light of these results, and other factors considered by the Board in making its original recommendation, Sterling has decided that future votes on named executive officer compensation will be held every year until the next "Say-on-Frequency" advisory vote in 2018.
The purpose of Sterling's compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to Sterling's long-term success and enhancement of shareholder value. The Board believes Sterling's compensation policies and procedures achieve this objective, and therefore recommends shareholders vote "FOR" the proposal through the following resolution:
"RESOLVED, that the shareholders approve the compensation of Sterling's executive officers, as described in the Compensation Discussion and Analysis and the tabular disclosure and accompanying narrative disclosure regarding executive officer compensation in Sterling's 2013 Annual Meeting Proxy Statement."
Because this proposal is advisory, it will not be binding on Sterling, the Board or the Compensation and Governance Committee. However, the Board and the Compensation and Governance Committee value shareholders' opinions. Accordingly, both the Board and the Compensation and Governance Committee will review the voting results, seek to determine the cause or causes of any significant negative voting and will take them into consideration when considering future decisions regarding executive compensation arrangements.
The Board unanimously recommends that shareholders vote "FOR" the resolution approving Sterling's executive compensation.
EXECUTIVE OFFICERS
In addition to Mr. Seibly, the executive officers of Sterling for 2012 were Robert G. Butterfield, David S. DePillo, Ezra A. Eckhardt, Steven D. Hauschild, Patrick J. Rusnak and Andrew J. Schultheis. Each of the executive officers has been deemed to be an executive officer pursuant to the rules and regulations of the SEC. Of these executive officers, Mr. Seibly, as CEO, Mr. Rusnak, as CFO, Messrs. DePillo, Eckhardt and Schultheis, as the three most highly compensated executive officers, other than the CEO and CFO, are deemed to be Sterling's Named Executive Officers as such term is defined under the SEC's rules and regulations.
Robert G. Butterfield
Mr. Butterfield, 44, serves as Senior Vice President, Controller and Principal Accounting Officer of Sterling. Mr. Butterfield has also served as Senior Vice President and Controller of Sterling's wholly owned subsidiary, Sterling Bank, since October 2004. Mr. Butterfield joined Sterling Bank in 2001. Mr. Butterfield is a certified public accountant and holds a Bachelor's degree from Eastern Washington University.
David S. DePillo
Mr. DePillo, 51, was appointed as Chief Credit Officer of Sterling Bank effective October 2010. In March 2012, Mr. DePillo became Chief Lending Officer of Sterling Bank and in July 2012, Mr. DePillo was appointed to the newly created executive position of Vice Chairman of Sterling. Mr. DePillo has more than 25 years of financial management, banking and investment experience. He most recently served as the Vice Chairman of the Board of Fremont General Corporation and of Fremont Investment & Loan, its wholly owned bank subsidiary, and served as President of both companies from 2007 to 2009. From 1999 through 2006, he served as the Vice Chairman, President and Chief Operating Officer of Commercial

Capital Bancorp Inc. ("CCBI") and its subsidiary companies. Prior to CCBI, Mr. DePillo served as a first Vice President and Director of multifamily banking for Home Savings of America, and as the President and Chief Operating Officer for its real estate development subsidiaries and for H.F. Ahmanson & Co., its thrift holding company. Mr. DePillo received a Bachelor's degree in Accounting from California State University Northridge.
Ezra A. Eckhardt
Mr. Eckhardt, 42, has served as Chief Operating Officer of Sterling since November 2009, as President of Sterling Bank since December 2009, and as Chief Operating Officer of Sterling Bank since January 2009. Mr. Eckhardt began serving as acting Chief Operating Officer of Sterling and acting President of Sterling Bank in October 2009. He previously served as Chief Administrative Officer of Sterling Bank, beginning in September 2006, and joined Sterling as Technical Corporate Services Manager in August 2004. Mr. Eckhardt is an adjunct professor at the Gonzaga University Graduate School of Business, a member of the Executive Committee of Greater Spokane Incorporated, a member of the board of directors of Gonzaga Preparatory School, a member of the board of directors of Downtown Spokane Partnership, and was appointed by Governor Christine Gregoire to the board of directors of SIRTI (formerly known as Spokane Intercollegiate Research and Technology Institute). He is a distinguished graduate of the U.S. Military Academy at West Point. Mr. Eckhardt also has earned a Master of Business Administration from Gonzaga University and has advanced training in applied statistics from the Rochester Institute of Technology.
Steven D. Hauschild
Mr. Hauschild, 56, has served as Executive Vice President and Chief Approval Officer of Sterling Bank since February 1, 2010. In February 2012, Mr. Hauschild was approved as Chief Credit Officer of Sterling Bank. Mr. Hauschild has over 30 years of banking experience.  He previously worked for Washington Mutual from 1999 to October 2005 responsible for commercial banking in Eastern Washington and Northern Idaho and for the Farm Credit System from May 1980 to November 1998.  In the Farm Credit System, Mr. Hauschild served as a senior portfolio manager for CoBank and was responsible for mid-market banking activities for the 11 western states, with teams in California and Washington. He has also served as the senior approval officer for Ag America, managed the credit review and appraisal review function for the Farm Credit Banks of Spokane and was a senior credit officer. He has also served on a number of community boards. Mr. Hauschild holds a Master of Business Administration from Washington State University and a Bachelor's of Business Administration from Gonzaga University.
Patrick J. Rusnak
Mr. Rusnak, 49, has served as Chief Financial Officer of Sterling since February, 2011. Mr. Rusnak previously served in several executive roles for AmericanWest Bank, including as Chief Executive Officer from July 2008 to December 2010, as Director from November 2008 to December 2010, as Chief Financial Officer from March 2007 to December 2010 and as Chief Operating Officer from September 2006 to July 2008. He also served in the same capacities for AmericanWest Bancorporation, which is now a de-registered bank holding company, with service as Chief Executive Officer, Chief Financial Officer and Director, expected to conclude upon completion of the bankruptcy liquidation process in during 2012. Prior to his employment with AmericanWest Bancorporation, Mr. Rusnak was the Chief Operating Officer of Western Sierra Bancorp from May 2005 through June 2006. Mr. Rusnak has also held the position of Executive Vice President of Umpqua Holdings Corporation from July 2004 to February 2005 and as Executive Vice President/Chief Financial Officer of Humboldt Bancorp from October 2000 until its acquisition by Umpqua Holdings Corporation. Mr. Rusnak received a Bachelor's of Science degree from Saint Joseph's University and is also a graduate of the BAI Banking School at Vanderbilt University.
Andrew J. Schultheis
Mr. Schultheis, 42, has served as Executive Vice President and General Counsel of Sterling since May 2011.  Prior to joining Sterling, Mr. Schultheis was a partner at the law firm of Witherspoon Kelley Davenport and Toole, P.S., where he worked with a range of public and private companies, including serving as Sterling's primary counsel, from 2005 to 2011. Mr. Schultheis has also served as Sterling's Corporate Secretary since February 2006.  Prior to that, Mr. Schultheis practiced at Fenwick & West LLP, a Silicon Valley-based law firm.  His practice covered a broad array of matters, including corporate, securities and regulatory matters. Mr. Schultheis earned a Bachelor's degree from Whitman College and a Juris Doctor from the University of Michigan.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
In general, no significant adjustments were made to Sterling's compensation program in 2012 as Sterling transitioned out from under applicable regulatory restrictions on executive compensation. It is anticipated that compensation will continue to align with Sterling's peer groups and industry standards in 2013, when no special executive compensation restrictions will influence compensation decisions for Sterling. In 2012, the primary compensation decisions of the Compensation and Governance Committee involved the continued focus on creating a competitive compensation program to attract and retain top executive talent while providing executives with incentives to promote and sustain company performance and shareholder return.

In the aggregate, Sterling's 2012 compensation program included approaches that will no longer be used due to the fact that Sterling is no longer required to comply with the executive compensation requirements of the Troubled Asset Relief Program's Capital Purchase Program. Subsequent adjustments have included: (i) the realignment of base compensation toward market peer levels; (ii) the elimination of the use of salary stock; (iii) the re-initiation of market standard approaches for cash incentives; and (iv) re-aligning vesting periods for equity awards. The Board's view of the current period compensation is included in the Compensation Comparison Table on page 31 of this proxy statement.

When setting compensation levels for 2012, the Compensation and Governance Committee considered that Sterling exceeded its principal financial performance goals for 2012, and that each of the Named Executive Officers generally met their individual performance goals. The attainment of these goals would typically result in each Named Executive Officer being awarded total compensation that exceeded the levels identified as the median peer group compensation levels. However, because of the ongoing turnaround at Sterling, Sterling's performance still lagged in key financial measures relative to peers. As a result, base salary for 2012 was generally not adjusted, except for promotions and market adjustments, annual bonuses were generally paid out at median peer group levels, with adjustments for individual performance as appropriate, and long-term incentives were generally at or above target levels, so that the total compensation of each Named Executive Officer generally aligned with median peer group compensation levels.
Sterling's executive compensation program is modeled in accordance with evolving best practices, and includes modest perquisites, reasonable change-in-control protections with no excise tax gross ups, robust stock ownership guidelines, retention ratios and holding periods, and prohibitions on hedging or pledging Sterling stock.
The purpose of this Compensation Discussion and Analysis is to explain what the elements of compensation are, why the Compensation and Governance Committee selects these elements, and how the Compensation and Governance Committee determined the relative size of each element of compensation for 2012 in light of the factors described below.
Compensation Philosophy and Objectives
Sterling seeks to attract and retain a highly qualified management team and promote a strong pay-for-performance culture by aligning compensation with superior short and long-term performance that builds shareholder value.
Sterling's Board believes that compensation should:

•	relate to the value created for shareholders by being tied to the financial performance and condition of Sterling and each executive officer's contribution thereto;

•	reward individuals who help Sterling achieve its short-term and long-term objectives and thereby contribute significantly to the success of Sterling;

•
help to attract and retain the most qualified individuals available by being competitive in terms of compensation paid to persons having similar responsibilities and duties in other companies in the same and closely-related industries;

•	motivate executives to provide excellent leadership and achieve goals;

•	discourage executives from excessive risk taking;

•	reflect the qualifications, skills, experience and responsibilities of each executive officer; and

•	connect the interests of Sterling's executive officers and Sterling's employees with those of Sterling's shareholders.

Sterling uses a compensation framework with multiple payment components to balance various short-term and long-term objectives. This framework is designed to balance the executives' need for current cash, security, and funds to cover taxes on long-term incentives with the need to align executives' long-term interests with those of shareholders. Short-term objectives are addressed through salary and annual incentives, while long-term objectives are addressed through equity grants. The following table summarizes the desired outcomes from each pay element.

Plan Component	Fixed/Variable	Duration	Type of Payout	Desired Outcome
Base Salary	Fixed	Annual	Cash	Achieve market equitable pay while rewarding performance based on skills, experience and responsibilities.
Incentive	Variable	Annual	Cash	Increase net income through improved revenue growth and efficiency.
Long Term Incentive (Restricted Stock Units and Options)	Variable	Long Term Vesting	Equity	Increase stock price and improve shareholder return.

The appropriate level of compensation for each officer or employee of Sterling is expected to vary based upon Sterling's overall performance, Sterling's financial performance, market compensation rates, an individual's experience, tenure and relative responsibility within the organization, attainment of his or her personal objectives and contribution to the attainment of Sterling's objectives.
Role of Compensation and Governance Committee
The Compensation and Governance Committee, which is comprised of six independent Directors, is responsible for performing compensation committee functions, as provided under the rules and regulations of the SEC and NASDAQ, including administration of the compensation of the CEO and the other executive officers and oversight of all of Sterling's executive compensation programs, policies and governance. The Compensation and Governance Committee is also responsible for ensuring that Sterling's incentive compensation does not encourage unnecessary and excessive risks that threaten the value of the financial institution and that Sterling has limited any features in the plans that may encourage the manipulation of Sterling's reported earnings to enhance the compensation of an employee.
The primary responsibility of the Compensation and Governance Committee is to conduct reviews of Sterling's general executive compensation policies and strategies, and oversee and evaluate Sterling's overall compensation structure to ensure that Sterling's compensation objectives are fulfilled and in compliance with applicable regulatory requirements. The actions taken by the Compensation and Governance Committee are subject to appropriate review by Sterling's Board.
Direct responsibilities of the Compensation and Governance Committee with respect to compensation-related decisions as set forth in the Compensation and Governance Committee's charter include: evaluating goals and objectives relevant to compensation of the CEO, evaluating the CEO's performance in light of those goals and objectives and determining and approving the compensation level for the CEO and all other executive officers; reviewing the compensation recommendations made by the CEO regarding certain key employees; communicating to the Board regarding the appropriateness of goals, objectives, performance and compensation for such employees; approving all grants of equity-based compensation to executive officers and key employees; recommending to the Board compensation policies for outside Directors; reviewing performance-based and equity-based incentive plans for the CEO and other executive officers and key employees, and reviewing other benefit programs presented by the CEO; and conducting risk assessments of Sterling's compensation programs to ensure that Sterling's incentive compensation does not encourage unnecessary and excessive risks that threaten the value of the institution.
Role of Sterling's Management
Sterling's compensation framework is also designed to ensure direct supervision and accountability with regard to performance evaluations at each level of the organization. For this reason, the Compensation and Governance Committee is directly responsible for determining the total compensation level and individual components of the CEO's compensation package, who in turn is directly responsible for recommending to the Compensation and Governance Committee the compensation packages for the executives that report directly to the CEO. This system continues in sequence throughout Sterling's reporting structure, so that the compensation of each employee is based upon an evaluation of the employee's performance by the employee's direct supervisor, subject to approval by the next higher level of management, and an overall review by Sterling's human resources department.
Direct responsibilities of Sterling's management include, but are not limited to: providing an ongoing review of the effectiveness of the compensation programs, including competitiveness, and alignment with Sterling's objectives; recommending changes, if necessary, to ensure achievement of all program objectives; and recommending pay levels, payout and/or awards for key executive officers other than the CEO for approval by the Compensation and Governance Committee.
Role of Compensation Consultant

The Compensation and Governance Committee is advised from time to time by outside compensation consultants on its compensation policies and programs and periodically reviews compensation survey data or "benchmarking" data provided by recognized compensation consultants. In 2012, Sterling engaged Cook & Co. to advise the Compensation and Governance Committee on all matters related to executive officer and director compensation. Specifically, Cook & Co. provided relevant market data, current updates regarding trends in executive and director compensation, advice on program design, and recommendations regarding specific compensation decisions for the Chairman of the Board, the CEO and the executive officers of Sterling.
The Compensation and Governance Committee has considered the independence of Cook & Co. in light of SEC rules and NASDAQ listing standards. In connection with this process, the Compensation and Governance Committee has reviewed, among other items, a completed due diligence questionnaire from Cook & Co. addressing the independence of Cook & Co. and the members of the consulting team serving the Compensation and Governance Committee, including the following factors: (i) other services provided to us by Cook & Co.; (ii) fees paid by us as a percentage of Cook & Co.'s total revenue; (iii) policies or procedures of Cook & Co. that are designed to prevent conflicts of interest; (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the Compensation and Governance Committee; (v) any Sterling stock owned by the senior advisor or any member of his immediate family; and (vi) any business or personal relationships between our executive officers and the senior advisor. The Compensation and Governance Committee discussed these considerations and concluded that the work performed by Cook & Co. and its senior advisor involved in the engagement did not raise any conflict of interest.
Peer Group Benchmarking
Working with Cook & Co., Sterling analyzed the existing peer group from 2011 and determined that the same peer institutions would be used for compensation benchmarking in 2012. The peer group represents banking institutions that most closely resembled Sterling from a business perspective, including institutions that as of December 31, 2011 had assets of between $5.8 billion and $20 billion. Twenty total peer institutions help to ensure that any statistical analysis of the peer group would be valid and not significantly impacted by the movement of a small subset of the peers. Using the same peer group from year to year provides consistency and eliminates unnecessary volatility in the peer group data, as well as providing a group that aligns with our goals for asset growth over the next several years. The peer group is the same for 2012 as the group used in 2011, except that Pacific Capital Bancorp was acquired by UnionBanCal Corporation in December 2012.

The companies recommended by Cook & Co. and the Compensation and Governance Committee to be included in Sterling's peer group are as follows:
Compensation Peer Group

				Total Assets
				2011
Company Name	Ticker	City	State	($000)

1 Bank of Hawaii Corporation	BOH	Honolulu	HI	13,105
2 Cathay General Bancorp	CATY	Los Angeles	CA	10,645
3 CVB Financial Corp.	CVBF	Ontario	CA	6,506
4 Commerce Bancshares, Inc.	CBSH	Kansas City	MO	19,405
5 Cullen/Frost Bankers, Inc.	CFR	San Antonio	TX	18,569
6 First Interstate BancSystem, Inc.	FIBK	Billings	MT	7,326
7 First Midwest Bancorp, Inc.	FMBI	Itasca	IL	8,160
8 F.N.B. Corporation	FNB	Hermitage	PA	9,786
9 International Bancshares Corporation	IBOC	Laredo	TX	11,740
10 Old National Bancorp	ONB	Evansville	IN	8,385
11 Pacific Capital Bancorp, Inc.	PCBC	Santa Barbara	CA	5,850
12 Prosperity Bancshares	PB	Houston	TX	9,823
13 SVB Financial Group	SIVB	Santa Clara	CA	19,969
14 TCF Financial Corporation	TCB	Wayzata	MN	18,979
15 Trustmark Corporation	TRMK	Jackson	MS	9,583
16 UMB Financial Corp	UMBF	Kansas City	MO	12,417
17 Umpqua Holdings Corporation	UMPQ	Portland	OR	11,563
18 United Bankshares, Inc.	UBSI	Charleston	WV	8,451
19 Washington Federal, Inc.	WAFD	Seattle	WA	13,441
20 Wintrust Financial Corporation	WTFC	Lake Forest	IL	15,894

Sterling Financial Corporation	STSA	Spokane	WA	9,237 (1)

(1)	This figure represents total assets as of December 31, 2012. Total assets as of December 31, 2011 were $9.19 billion.

Regulatory Compliance
In December 2009, Sterling entered into a written agreement (the "Reserve Bank Agreement") with the Federal Reserve Bank of San Francisco (the "Reserve Bank") to enhance Sterling's ability to act as a source of strength for Sterling's wholly owned banking subsidiary, Sterling Bank. Among other restrictions, Sterling was required to preserve and increase capital levels, increase management oversight and obtain approval from the Reserve Bank, before making certain business decisions, including decisions with regard to the appointment and compensation of senior executive officers. In addition, Sterling is required to comply with the restrictions on golden parachute payments under 12 CFR part 359 of the FDIC's rules and regulations, or any successors thereto.
In March 2012 Sterling was notified by the Reserve Bank that the Reserve Bank Agreement was terminated following the Reserve Bank's determination that Sterling was in full compliance with the terms of the Reserve Bank Agreement.
The Dodd-Frank Act
While the Dodd-Frank Act principally focuses on change to the financial regulatory system, Titles IX and XV include corporate governance, compensation and disclosure provisions that apply to public companies regardless of industry. The following is a summary of the corporate governance, compensation and disclosure provisions included in the Dodd-Frank Act.
Say-on-Pay and Say-on-Frequency. At least once every three years, companies are required to include a resolution in their proxy statements asking shareholders to approve, in a non-binding, advisory vote, the compensation of their executive officers disclosed in the proxy statement. This marks the fifth year in which Sterling has provided its shareholders with this opportunity. A separate resolution is required, at least once every six years, to determine whether the Say-on-Pay vote takes place every one, two or three years. Sterling offered the Say-on-Frequency resolution in 2012 and, consistent with the vote will not be offering annual Say-on-Pay resolutions until the next Say-on-Frequency vote in 2018. The Compensation and Governance Committee established the 2012 compensation program in early 2012, before the shareholder advisory vote on executive compensation in May 2012. However, the Compensation and Governance Committee noted the results of the advisory shareholder vote, with a majority of shares present and entitled to vote at the annual meeting voting in favor of Sterling's' executive compensation program. Accordingly, the results of the shareholder advisory vote have not caused the Compensation and Governance Committee to recommend any changes to the executive compensation practices.
Golden Parachutes. If a company solicits shareholders to approve a merger, acquisition, or similar transaction that would trigger a golden parachute payment, the proxy must include a non-binding vote regarding golden parachute compensation. In connection with this vote, the proxy statement must disclose, in clear and simple form: any agreements or understandings with any Named Executive Officer of Sterling concerning any type of compensation that is based on or otherwise relates to the transaction; and the aggregate total of all such compensation that may be paid or become payable to or on behalf of such Named Executive Officer. The SEC has adopted rules with respect to these disclosures and Sterling has and expects to continue to comply with these rules.
Compensation Committee and Advisor Independence. In June 2012, the SEC adopted rules to implement the provisions of the Dodd-Frank Act that affect the composition of compensation committees, the use of compensation advisers by companies listed on national securities exchanges and disclosure provided by companies regarding their use of compensation consultants. The SEC rules directed that the national securities exchanges adopt listing standards regarding the independence of the compensation committee members as well as the independence of advisers engaged by the compensation committee. NASDAQ's final listing standards require listed companies to establish a standing compensation committee consisting of at least two independent directors. NASDAQ-listed companies must also adopt a formal written compensation committee charter addressing certain matters, including the scope of the committee's responsibilities, how it carries out its responsibilities, and specific responsibilities relating to the retention and compensation of compensation advisers and the assessment of their independence. NASDAQ's final listing standards include two additional requirements with respect to the independence of compensation committee members. First, a compensation committee member is prohibited from accepting, directly or indirectly, any consulting, advisor, or other compensatory fee from Sterling or its subsidiaries, other than director's fees. Second, boards are required to consider the affiliate status of the director and whether such affiliation would impair the director's judgment as a member of the compensation committee. These new standards must be complied with by October 31, 2014. Sterling must also certify compliance with the final listing standards within 30 days after the applicable deadline.
Additionally, under NASDAQ's final listing standards, the compensation committee must have the authority to retain or obtain the advice of compensation consultants, legal counsel, and other advisers (collectively, "Compensation Advisers") and must be directly responsible for the appointment, compensation, and oversight of Compensation Advisers. NASDAQ-listed companies must also provide appropriate funding for reasonable compensation to Compensation Advisers retained by the compensation committee. NASDAQ's final listing standards also require that, prior to selecting or receiving advice from a Compensation Adviser, the compensation committee must assess the independence of the Compensation Adviser by considering the following six factors: (i) the provision of other services to Sterling by the Compensation Adviser's employer; (ii) the amount of fees received from Sterling by the Compensation Adviser's employer, as a percentage of the employer's total revenue; (iii) the policies and procedures of the Compensation Adviser's employer that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Compensation Adviser with a member of the compensation committee; (v) any stock of Sterling owned by the Compensation Adviser; and (vi) any business or personal relationship between Sterling's executive officers and the Compensation Adviser or the Compensation Adviser's employer. These new standards must be complied with by July 1, 2013. Sterling must also certify compliance with the final listing standards within 30 days after the applicable deadline.
Sterling already complies with these requirements. As previously disclosed, Sterling's Compensation and Governance Committee currently operates under a formal written charter and each Director satisfies the independence requirements. The Compensation and Governance Committee's charter currently provides the committee with the authority to retain or obtain Compensation Advisers and contains a requirement that the committee assess such Compensation Advisor's independence. Sterling will continue to evaluate these new listing standards to ensure the new requirements are satisfied.
Enhanced Executive Compensation Proxy Disclosure – Pay Linked to Performance. The Dodd-Frank Act requires the SEC to adopt rules requiring disclosure in a company's annual proxy statement of the relationship between the executive compensation actually paid and the financial performance of the company. Companies will be required to disclose: (i) the median of the annual total compensation of all employees of the company, excluding the CEO; (ii) the annual total compensation of the company's CEO; and (iii) the ratio of the median employee total compensation, excluding the CEO, to the CEO's total compensation. Implementing regulations have not yet been adopted.
Hedging. The SEC is required to issue rules mandating that companies disclose in any annual proxy statement whether any employee or member of the board of directors or their designee is permitted to engage in hedging activities that are designed to hedge or offset market declines affecting compensatory equity awards. Implementing regulations have not yet been adopted.
The implementation of these regulations is not expected to impact Sterling because Sterling's Insider Trading Policy already prohibits all Sterling employees and directors from engaging in hedging transactions with respect to Sterling securities.
Clawback Policy. The Dodd-Frank Act mandates exchanges to adopt listing standards requiring that listed companies develop and implement a compensation recovery policy containing two key components: (i) companies must provide disclosure of clawback policies for any incentive-based compensation that was paid out based on erroneous financial information reported under securities laws; and (ii) following an accounting restatement due to material noncompliance with any financial reporting requirements, under securities laws, companies must seek repayment from any current or former executive officer of any incentive-based compensation (including stock options) paid during the three-year period preceding the date that the company is required to prepare the accounting restatement that was based on the erroneous data. Listing standards have not yet been adopted.
Sterling will continue to monitor regulations implementing the Dodd-Frank Act as well as best practices for compliance therewith.
Components of Compensation
Sterling's executive compensation program has historically been comprised of base salary, bonus, long-term compensation (stock options, restricted stock, RSUs and deferred compensation), benefits, and perquisites. In addition to the foregoing elements of executive compensation, in 2010, following the recommendations of Cook & Co., Sterling elected to include salary stock as a component of compensation for certain executive officers. Base salary and perquisites provide a base level of compensation to the executives as well as some degree of security and encourage the executives' day-to-day productivity. Annual cash incentives are designed to motivate the executives to meet profitability goals, regulatory goals and individual performance goals. Long-term incentives are designed to motivate the executives to focus on long-term strategic goals that will produce both desirable financial performance for Sterling and long-term rewards for the executives.
Base Salary. Sterling pays its executives base salaries intended to be competitive and to take into account the individual's qualifications, experience, performance, responsibilities, and past and potential contribution to the company. The

Compensation and Governance Committee also takes into account Sterling's financial and operating performance as compared with industry averages, and considers the diverse skills required of its executives to manage its operations and performance. The Compensation and Governance Committee also reviews the peer group data to confirm that the base salary levels are competitive with comparable positions at peer institutions.
In 2010, following a review of the components of compensation and through the recommendation of Cook & Co., Sterling determined that implementing salary stock as an additional form of salary compensation to certain key executives would help to balance the long-term interests of shareholders and the need to retain such executives at Sterling. Salary stock is earned each pay period, the same as cash salary, with the amount of salary stock granted determined by dividing the dollar value of salary stock earned over the applicable pay period by the market price of Sterling common stock on the last day of the pay period. The salary stock is then granted on the same day that cash payroll is paid for the applicable payroll period. While the salary stock is fully vested when granted, it is subject to a mandatory deferral of 50% of the total annual grants until April 1 of the following year and 50% until October 1 of the following year. See "—Grants of Plan-Based Awards" for the details of the salary stock grants in 2012. The Compensation and Governance Committee has determined that the use of salary stock as a component of compensation will be discontinued for 2013.
Annual Cash Incentive Compensation.  The purpose of annual cash incentive compensation is to provide cash compensation on an annual basis that is performance-based and contingent on the achievement of annual business and operating objectives, as well as goals and objectives established for each individual.
Long-Term Incentive Plans. The Compensation and Governance Committee believes that long-term incentive plans provide a competitive incentive that links the achievement of long-term financial goals and individual performance, resulting in greater shareholder value. The purpose of these plans is to encourage the ownership of Sterling common stock, attract and retain qualified employees, develop and maintain strong management and employee loyalty, and give suitable recognition to an individual's material contributions to Sterling's success. Sterling believes that awarding equity to executives provides retention value and creates ownership alignment among executives and shareholders.
In determining the amount of equity awards to be granted to the Named Executive Officers, the Compensation and Governance Committee and the Board, after consultation with management, selected discretionary amounts for certain Named Executive Officers that put each Named Executive Officer near the peer group median for total compensation and that the Compensation and Governance Committee and the Board believed were commensurate with each individual's performance and position at Sterling. See "—Grants of Plan-Based Awards" for the details of each restricted stock unit grant.
Deferred Compensation Plan.  In 2006, Sterling Bank adopted a nonqualified Deferred Compensation Plan (the "Sterling Savings DCP"), which is primarily funded through employee deferral contributions. The Sterling Savings DCP was designed to retain and attract key employees and Directors while serving as a vehicle to assist participants in deferring current compensation to a time when taxes may be at a more personally beneficial rate and aid in saving for long-term financial needs. Although the Sterling Savings DCP does allow for employer contributions, other than a few signing bonuses related to new hires or retention following corporate acquisitions, no employer contributions have been made to the Sterling Savings DCP. Participation is limited to Directors and a select group of management or highly compensated employees as determined by the plan committee. Currently, Mr. Eckhardt, Mr. Rusnak and Mr. Seibly are the only Named Executive Officers with account balances in the Sterling Savings DCP.
Perquisites.  The primary perquisite provided to some of the Named Executive Officers in 2012 was an auto allowance. This perquisite was negotiated between Sterling and the executive officers as part of their employment package, and was deemed by Sterling to be appropriate for the executive officers' positions. Although the perquisites are considered in determining the overall compensation of the executive officers, the amounts involved are not deemed to be so material as to impact the other types of compensation provided to them. Beginning in 2013, Sterling expects to no longer provide the auto allowance perquisite to certain executive officers, as their base salary is considered to provide adequate current compensation and Sterling is considering the phase out of all auto allowances.
2012 Compensation of Named Executive Officers
With the exception of Mr. DePillo, who transitioned into a new role at Sterling in 2012, base compensation for the Named Executive Officers was not adjusted in 2012, as the adjustments made in October 2010 following the successful recapitalization of Sterling were generally considered competitive and appropriate to continue into 2012. The Compensation and Governance Committee worked with Cook & Co. to review Sterling's peer group for purposes of compensation benchmarking and the current compensation of the Named Executive Officers to ensure the proper peer group had been identified. The Compensation and Governance Committee also worked with Cook & Co. to analyze peer group compensation structures to identify industry practices with regard to the appropriate mix of salary, bonus and long term incentives. This information was considered by the Compensation and Governance Committee when setting total cash compensation for 2012 and in the development of appropriate bonus targets for 2013 performance with a goal of aligning Sterling's compensation practices with those of its peer group and banking industry best practices following the transition out of the special regulatory requirements that impacted pay practices over the past several years. The Compensation and Governance Committee also discontinued the use of salary stock as a component of compensation for 2013.
As Sterling's compensation program is reorganized to better align with peer institutions and pay for performance principles, the Compensation and Governance Committee, in conjunction with management, is working to develop a more robust structure for setting executive compensation and tying it to company and individual performance in 2013 and beyond. The Compensation and Governance Committee and management worked to establish set targets as a percentage of base salary for each executive's annual cash incentive that would generally align with peer institution practices and result in total direct compensation approximating the median of the peer group for target payouts if Sterling and individual goals were achieved at target levels and Sterling performance matched peers. Although specific target percentages of base salary were not pre-established for the annual and long-term incentives to be earned for 2012 performance of the Named Executive Officers, the Compensation and Governance Committee did consider the anticipated framework being developed for 2013 when determining the level of 2012 cash incentives and long-term incentive awards for 2012 performance. The 2013 framework was generally considered as a foundation for establishing the appropriate mix of total cash compensation elements awarded for 2012 performance.
In analyzing 2012 performance of the Named Executive Officers the Compensation and Governance Committee considered the following criteria: Sterling's principal financial performance goal, expense management, and individual goals for each Named Executive Officer, as described in the table below:

Name
2012 Performance Goals

Risk
Management/
	Sterling's	Sterling's	Business	Cumulative	Regulatory and
	Financial	Overall	Line	Business	Legal
	Performance	Expense	Expense	Line	Compliance/
	Goal	Management	Management	Revenue	External Audit
J. Gregory Seibly	x	x			x
Patrick J. Rusnak	x	x			x
Ezra A. Eckhardt	x	x	x	x
David S. DePillo	x	x	x	x
Andrew J. Schultheis	x		x		x

In reviewing the individual performance of each Named Executive Officer, overall contribution to Sterling's 2012 performance by area of responsibility was considered. Sterling's principal financial performance goal for 2012 was to achieve pre-tax, pre-provision net income of $108 million. During 2012, Sterling incurred certain expenses and recognized certain revenues that were not contemplated for the year and that were viewed by the Board and the Compensation and Governance Committee as non-recurring in nature and not representative of Sterling's core operating results. These non-recurring items had a negative impact on pre-tax, pre-provision net income of approximately $14 million in the aggregate. Taking into consideration these items, the adjusted pre-tax, pre-provision net income exceeded the financial performance goal by approximately $10 million, or 10%. The expense management goal included a goal of achieving an efficiency ratio of 69.5% for 2012. Sterling achieved an efficiency ratio of 71.1%. Taking into consideration various factors that occurred throughout the year that impacted the efficiency ratio, the CEO and the Compensation and Governance Committee determined that the expense management goal was substantially met for 2012. The individual goals were non-quantitative goals that the CEO and the Compensation and Governance Committee determined were substantially met or exceeded for 2012, which would have warranted each of the Named Executive Officers receiving compensation above target bonus levels if such measures had been in place for 2012. However, because Sterling's pre-tax, pre-provision return on average assets for 2012 of 1.10% was below the peer group median of 1.62% (based upon the most recent available information for the nine-

month period ended September 30, 2012), management recommended to the Compensation and Governance Committee that incentive compensation generally not exceed levels that aligned with the peer group median for total cash compensation, with adjustments for individual performance as necessary. In developing the recommendations for short- and long-term incentive payments for 2012 performance, the peer group target levels and the proposed targets for the Named Executive Officers for 2013 served as a framework for determining appropriate aggregate compensation levels in light of the performance considerations discussed here. The Compensation and Governance Committee generally followed this recommendation and made further discretionary adjustments as necessary to generally align aggregate compensation levels with the market median as determined from the peer group and survey data reviewed by the Committee as presented by Cook & Co. and to address individual considerations for each executive, as discussed below.
In addition to the considerations discussed above, the Compensation and Governance Committee and the Board made the following determinations for each individual Named Executive Officer, as described below:
J. Gregory Seibly. Mr. Seibly's compensation in 2012 consisted of two components, cash salary of $750,000 and salary stock at an annual rate of $315,000, which rate was effective as of the last pay period in March 2012, in alignment with salary adjustments for company employees generally. As a result of this mid-year reduction in salary stock from the rate established in 2011 of $562,500, Mr. Seibly's total salary stock paid in 2012 was $386,257. Additionally, Mr. Seibly received a restricted stock unit ("RSU") award on March 13, 2012 with a grant date fair value of $562,001, which amount was equal to 75% of his 2011 cash salary and correlated to his 2011 performance. The RSUs vest 75% on the second anniversary of the grant date, with the remainder vesting on the third anniversary of the grant date. When evaluating Mr. Seibly's 2012 performance, the Compensation and Governance Committee considered whether the following individual performance goals had been achieved in addition to Sterling's principal financial performance goal and the expense management goal: improvement in Sterling's risk management; improvement in Sterling's regulatory ratings; and improvement in Sterling's external audit relations. After considering that all of Sterling's regulatory orders were removed in early 2012, Sterling's external audits and regulatory examinations were favorable with no major deficiencies identified and Sterling continued to implement and follow best practice risk management procedures, that achieved Sterling's risk management goals, the Compensation and Governance Committee determined that Mr. Seibly had met his individual performance goals.
Based on his overall 2012 performance and the company goal considerations discussed above, the Compensation and Governance Committee determined that Mr. Seibly should be awarded a discretionary bonus that was equivalent to approximately 75% of his base salary. This decision was based in part on an expectation that the 2013 compensation framework will include a discretionary bonus of 75% of his base salary if his goals for 2013 are achieved. This resulted in him receiving a discretionary bonus of $562,500 for 2012. In order to ensure that his aggregate compensation package included an approximately equal mix of short-term and long-term incentives that together aligned with median compensation levels, Mr. Seibly also received an equity award equal to $562,500, 80% of which will be granted as RSUs and 20% of which will be granted as stock options, with both grants to be issued in April 2013. The equity award will vest over four years at 25% on each anniversary of the grant date. These awards generally put Mr. Seibly's total direct compensation for 2012 performance at the peer group market median for total direct pay, consistent with the Compensation and Governance Committee targeting the median total direct compensation for the peer group because of the overall performance of Sterling in relation to its peers. Finally, for 2013 Mr. Seibly's base salary was increased to $772,500, which is equal to the projected market median for the peer group for 2013 and represents a 3% increase over his previous base salary, which had not increased since 2010.
Patrick J. Rusnak. Mr. Rusnak's compensation in 2012 consisted of an annual base salary of $450,000. Additionally, Mr. Rusnak received a RSU award on March 13, 2012 with a grant date fair value of $225,005, which amount was equal to 50% of his 2011 base salary and correlated to his 2011 performance. The RSUs vest 75% on the second anniversary of the grant date, with the remainder vesting on the third anniversary of the grant date. When evaluating Mr. Rusnak's 2012 performance, the Compensation and Governance Committee considered whether the following individual performance goals had been achieved in addition to Sterling's principal financial performance goal and the expense management goal: improvement in Sterling's regulatory ratings; improvement in Sterling's audit exam results and; improvement in Sterling's risk management. After considering that all of Sterling's regulatory orders were removed in early 2012, Sterling's external audits were favorable with no major deficiencies identified, and Sterling continued to implement and follow best practice risk management procedures that achieved Sterling's risk management goals, the Compensation and Governance Committee determined that Mr. Rusnak had met his individual performance goals.
Based on his overall 2012 performance and the company goal considerations discussed above, as well as considering that Mr. Rusnak's base salary was elevated due to his historic ineligibility for short-term incentives, Mr. Rusnak was awarded a discretionary bonus of $112,500, which represents 25% of his 2012 base salary. Mr. Rusnak also received an equity award equal to $200,000, 80% of which will be granted as RSUs and 20% of which will be granted as stock options, with both grants to be issued in April 2013. The equity award will vest over four years at 25% on each anniversary of the grant date. The equity award, in combination with his base salary and bonus for 2012 performance, generally put his total direct compensation for 2012 at 12% above the peer group market median for total direct pay. In light of the achievement of his personal goals and overall company performance, the Compensation and Governance Committee determined that this variance above the market median was appropriate to reward 2012 performance. Finally, for 2013 Mr. Rusnak's base salary was reduced to $375,000, which is approximately 4% above the projected market median for the peer group for 2013. The decision to reduce Mr. Rusnak's pay reflects an effort to align Sterling's compensation practices with Sterling's peer group and industry standards.
Ezra A. Eckhardt. Mr. Eckhardt's compensation in 2012 consisted of two components, cash salary of $525,000 and salary stock at an annual rate of $189,000, which rate was effective as of the last pay period in March 2012, in alignment with salary adjustments for company employees generally. As a result of this mid-year reduction in salary stock from the rate established in 2011 of $315,000, Mr. Eckhardt's total salary stock paid in 2012 was $225,558. Additionally, Mr. Eckhardt received a RSU award on March 13, 2012 with a grant date fair value of $300,020, which amount was equal to 57% of his 2011 cash salary and correlated to his 2011 performance. The RSUs vest 75% on the second anniversary of the grant date, with the remainder vesting on the third anniversary of the grant date. When evaluating Mr. Eckhardt's 2012 performance, the Compensation and Governance Committee considered whether his individual goals of business line expense management and improving cumulative business line revenue had been achieved in addition to Sterling's principal financial performance goal and the expense management goal. After considering that the business lines under the responsibility of Mr. Eckhardt met or exceeded their revenue objectives in 2012, the Compensation and Governance Committee determined that Mr. Eckhardt had met his individual performance goals.
Based on his overall 2012 performance and the company goal considerations discussed above, Mr. Eckhardt was awarded a discretionary bonus of $315,000, which generally aligns with his 2013 target percentage of 60% of base salary. Mr. Eckhardt also received an equity award equal to $235,000, 80% of which will be granted as RSUs and 20% of which will be granted as stock options, with both grants to be issued in April 2013. The equity award will vest over four years at 25% on each anniversary of the grant date. The equity award, in combination with his base salary and bonus for 2012 performance, generally put his total direct compensation for 2012 performance at 12% above the peer group market median for total direct pay. In light of the achievement of his personal goals and overall company performance, the Compensation and Governance Committee determined that this variance above the market median was appropriate to reward 2012 performance. Finally, Mr. Eckhardt's base salary, which has not increased since 2010, was set at $530,000 for 2013, which is approximately 9% above the projected market median for the peer group for 2013, reflecting the importance of his role in overseeing and managing Sterling's consumer banking operations and administrative units.
David S. DePillo. In 2012, Mr. DePillo was appointed as Sterling's Chief Lending Officer. In conjunction with this appointment, Mr. DePillo's annual base salary was set above the market median at $500,000 in 2012 in recognition that under the regulatory requirements in effect at the time, Sterling was not permitted to pay him an annual cash incentive bonus. Additionally, Mr. DePillo received a RSU award on March 13, 2012 with a grant date fair value of $175,015, which was equal to 50% of his 2011 base salary and correlated to his 2011 performance. The RSUs vest 75% on the second anniversary of the grant date, with the remainder vesting on the third anniversary of the grant date. Mr. DePillo received a second RSU award on October 30, 2012 with a grant date fair value of $825,004. The RSUs vest 25% on March 13, 2013, 25% on March 13, 2014 and the remaining 50% on March 13, 2015. The Compensation and Governance Committee determined that this additional RSU award was warranted because of the performance and growth of the business lines he oversees at Sterling and for retention purposes in light of the potential adverse financial consequences for Sterling in the event he were to accept employment with a competitor and the difficulty that would be encountered with finding a replacement with comparable skills and experience. When evaluating Mr. DePillo's 2012 performance, the Compensation and Governance Committee considered whether his individual goals of business line expense management and improving cumulative business line revenue had been achieved in addition to Sterling's principal financial performance goal and the expense management goal. Although the business lines under the responsibility of Mr. DePillo generally met or exceeded their revenue objectives in 2012, no additional cash bonus was awarded because his base salary had already been set above the market median for 2012.
Based on his overall 2012 performance and the company goal considerations discussed above, Mr. DePillo received an equity award equal to $240,000, 80% of which will be granted as RSUs and 20% of which will be granted as stock options, with both grants to be issued in April 2013. The equity award will vest over four years at 25% on each anniversary of the grant date. Excluding the special retention award made to Mr. DePillo in 2012, the equity award to be made in 2013 for 2012 performance, along with his base salary for 2012, generally put his total direct compensation for 2012 performance at 22% above the peer group market median for total direct pay. In light of the achievement of his cumulative business line revenue goal and overall company performance, the Compensation and Governance Committee determined that this variance above the market median was appropriate to reward 2012 performance. Finally, for 2013 Mr. DePillo's base salary was reduced to $400,000, which is approximately 23% above the projected market median for the peer group for 2013. The decision to reduce Mr. DePillo's pay was based on an effort to align Sterling's compensation practices with Sterling's peer group and industry standards.

Andrew J. Schultheis. Mr. Schultheis' compensation in 2012 consisted of an annual base salary of $300,000. Additionally, Mr. Schultheis was granted an RSU award on March 13, 2012 with a grant date fair value of $99,019, which was equal to 33% of his 2011 base salary. The RSUs vest 25% on each anniversary of the grant date. When evaluating Mr. Schultheis' 2012 performance, the Compensation and Governance Committee considered whether the following individual performance goals had been achieved in addition to Sterling's principal financial performance goal: business line expense management, improvement in Sterling's risk management and improvement in Sterling's regulatory and legal compliance. After considering that the business line expense management goal was achieved, all of Sterling's regulatory orders were removed in early 2012, Sterling's external audits were favorable with no major deficiencies identified, and Sterling continued to implement and follow best practice risk management procedures that achieved Sterling's risk management goals, the Compensation and Governance Committee determined that Mr. Schultheis had met his individual performance goals.
Based on his overall 2012 performance and the company goal considerations discussed above, Mr. Schultheis was awarded a discretionary bonus of $135,000, which is 45% of base salary and 5% less than his anticipated target percentage for 2013. Mr. Schultheis also received an equity award equal to $180,000, 80% of which will be granted as RSUs and 20% of which will be granted as stock options, with both grants to be issued in April 2013. The equity award will vest over four years at 25% on each anniversary of the grant date. The Compensation and Governance Committee determined that Mr. Schultheis should receive a greater portion of his 2012 incentives in equity awards, rather than cash bonus, in order to further align his interests with the long term interests of shareholders by increasing his ownership of company stock. Accordingly, the equity award is equal to 60% of his base salary. These awards put his total direct compensation for 2012 performance at 4% below the peer group market median for total direct pay, in alignment with the Compensation and Governance Committee's goal of targeting the median total direct compensation for the peer group as appropriate in light of the overall performance of Sterling in relation to its peers. Accordingly, Mr. Schultheis' base salary was maintained at the same level for 2013, $300,000, which is approximately 2% below the projected market median for the peer group for 2013.
 Employment Agreements
In 2012, upon the adoption of the Change in Control Plan, as described below, all employment agreements were replaced by the Change in Control Plan.
Change in Control Plan
In 2012, Sterling implemented a Change in Control Plan (the "CIC Plan"), which provides for benefits if an employee's employment is involuntarily terminated by a successor to Sterling or if the executive is constructively discharged within 24 months following a change in control of Sterling. The Board adopted the CIC Plan in order to implement a consistent program of benefits for current and future executive officers and other key leaders of Sterling. The CIC Plan replaced the employment agreements between Sterling and some of its executive officers and other senior leaders and provides consistent benefits to those who did not previously have an employment agreement providing for benefits on a change in control. As a result of the prior employment agreements being terminated, none of Sterling's executive officers are currently entitled to the Code Section 280G gross up provisions to which some officers were previously entitled under their former agreements. Participation is limited to a select group of management and highly compensated employees who are selected for participation by the Board and who sign a participation agreement under the CIC Plan. Benefits are calculated based on (1) a multiple of monthly base compensation and target bonus, (2) the cost of COBRA continuation coverage minus the then current employee portion of premiums for the same benefit multiple up to 18 months, and (3) a bonus payment for the year of termination prorated through the date of termination of employment. The CIC Plan benefits are generally contingent on participants' agreement to non-competition and non-solicitation clauses with a duration equal to half of the monthly benefits multiple, e.g., if a participant is offered twelve months of benefits, the non-competition and non-solicitation clauses shall be for six months; provided however, that the CIC Plan does not currently require non-competition or non-solicitation obligations for participants receiving a benefits multiple of 6 months or less. The Named Executive Officers are entitled to the following level of CIC Plan benefits: Seibly – 30 months; Eckhardt – 30 months; Rusnak – 24 months; DePillo – 24 months; Schultheis – 24 months.

Policy on Equity Ownership and Timing of Equity Grants
During 2011, the Board adopted stock ownership guidelines for the executive officers and non-employee directors. The ownership guidelines apply to all directors and certain executive officers. The ownership targets under the guidelines are as follows: five times cash base salary or annual cash retainer for the CEO and non-employee directors, three times cash base salary for the Chief Operating Officer, and two times cash base salary for all other designated officers. All shares awarded under Sterling's long-term incentive plans must be held until the applicable ownership target is met. Thereafter, provided the stock ownership threshold is maintained, the guidelines provide for a holding period of one year for 50% (or 75% for the CEO, Chief Operating Officer and directors) of net award shares, after reduction for applicable taxes and any exercise price applicable to an award. For purposes of determining an individual's ownership percentage, generally all shares that are owned, directly or indirectly, will be counted, including those obtained outside of Sterling's long-term incentive plans. For purposes of determining if the ownership target is met, the guidelines use the average closing price per share over the 180-days prior to the calculation date.
In order to avoid creating conflicts between an executive officer's or Director's interests and the interests of shareholders, Sterling's Insider Trading Policy prohibits all Sterling employees and directors from trading in options, warrants, puts and calls or similar instruments on Sterling securities, selling Sterling securities short, holding Sterling securities in margin accounts or otherwise engaging in hedging transactions with respect to Sterling securities. The Insider Trading Policy also generally prohibits the pledging of shares of Sterling common stock as collateral for loans or other financing transactions unless in compliance with the policy.
It is generally the Board's policy to grant all awards of shares of Sterling common stock and options to purchase shares of Sterling common stock on the day that is two full trading days following the release of earnings for the quarter and/or fiscal year to increase the likelihood that the awards will be priced at a time when the market has full access to information about Sterling's performance.

Summary Compensation Table
The following table sets forth information concerning compensation received by the Named Executive Officers for services in all capacities to Sterling and its subsidiaries during the fiscal year ended December 31, 2012.

									Change in
									Pension
									Value and
									Nonquali-
								Non-Equity	fied
								Incentive	Deferred	All
								Plan	Compen-	Other
					Stock		Option	Compen-	sation	Compen-
Name and		Salary	Bonus (1)		Awards(2)		Awards	sation	Earnings	sation (3)		Total
Position	Year	($)	($)		($)		($)	($)	($)	($)		($)
J. Gregory Seibly	2012	750,264	562,500		955,339	(4)	0	0	0	15,843		2,283,946
President and CEO of Sterling Financial Corp. and CEO of Sterling Bank	2011	750,204	0		893,467		0	0	0	12,975		1,656,646
	2010	548,126	0		108,028		0	0	0	12,975		669,129

Patrick J. Rusnak (5)	2012	450,000	112,500		225,005		0	0	0	5,950		793,455
Executive Vice President and CFO of Sterling Financial Corp. and CFO of Sterling Bank	2011	398,077	0		200,017		0	0	0	4,913		603,007
	2010

Ezra A. Eckhardt	2012	525,268	315,000		529,971	(6)	0	0	0	14,686		1,384,925
Chief Operating Officer of Sterling and President and Chief Operating Officer of Sterling Bank	2011	525,343	0		588,892		0	0	0	12,975		1,127,210
	2010	484,702	0		60,490		0	0	0	12,956		558,148

David S. DePillo (7)	2012	494,233	0		1,000,019		0	0	0	5,189		1,499,441
Vice Chair of Sterling Financial Corp. and Chief Lending Officer of Sterling Bank	2011	350,000	0		0		0	0	0	3,675		353,675
	2010	56,538	1,000,000	(8)	0		0	0	0	221,903	(9)	1,278,441

Andrew J. Schultheis (10)	2012	300,000	135,000		99,019		0	0	0	5,950		539,969
Executive Vice President and General Counsel of Sterling Financial Corp. and Sterling Bank	2011
	2010

(1)	Represents dollar amounts earned for the fiscal year indicated. Sterling generally pays bonus compensation in February following completion of the fiscal year in which it is earned.

(2)
The 2012 RSU awards to Messrs. Seibly, Rusnak and Eckhardt represent the grant date fair value of these awards as determined for financial reporting purposes. For 2012 salary stock awarded to Messrs. Seibly and Eckhardt, the measurement date for determining the amount of salary stock awarded is based on the end of the applicable payroll period and the grant date is the payroll date on which all compensation for that pay period is paid. Due to the administrative delay for processing payroll, the value of the stock may fluctuate between these dates. The value presented in the table for Messrs. Seibly and Eckhardt reflects the dollar value of salary stock awarded by the Board as of each measurement date which determines the number of shares granted for each payroll period from and after the effective date of the award of salary stock. See the "Grants of Plan-Based Awards" table below for further details on the RSUs and salary stock awarded in 2012.

(3)
Includes perquisites and other compensation. Additional information regarding other compensation, including perquisites that in the aggregate exceeded $10,000 for an individual, is provided in the "Components of All Other Compensation" table below.

(4)
Mr. Seibly's aggregate stock awards for 2012 represent the following: an annual long term incentive plan award in the amount of $562,001 and aggregate salary stock awards of $393,338. See footnote 2 above and the "Grants of Plan-Based Awards" table below for further details on the RSUs and salary stock awarded in 2012.

(5)	Mr. Rusnak joined Sterling effective January 2011.

(6)
Mr. Eckhardt's aggregate stock awards for 2012 represent the following: an annual long term incentive plan award in the amount of $300,020 and aggregate salary stock awards of $229,951. See footnote 2 above and the "Grants of Plan-Based Awards" table below for further details on the RSUs and salary stock awarded in 2012.

(7)	Mr. DePillo joined Sterling effective October 2010.

(8)
Mr. DePillo received additional cash compensation in the form of a sign-on bonus in the amount of $1,000,000 following his commencement of service as Chief Credit Officer. This compensation was subject to clawback if Mr. DePillo voluntarily terminated his employment with Sterling Bank prior to December 31, 2011.

(9)	Prior to becoming an employee of Sterling Bank upon receipt of regulatory approval, Mr. DePillo received $221,903 for services as a consultant from January through October of 2010.

(10)	Mr. Schultheis was not designated as a Named Executive Officer during 2011 or 2010.

Components of All Other Compensation
The components of the "All Other Compensation" column in the Summary Compensation Table, including perquisites that in the aggregate exceeded $10,000 for an individual, are detailed in the following table.

	Auto		Dividends and
	Allowance	401(k)	Dividend
	Parking	Matching	Equivalent
Name (1)	Gas	Contribution	Rights (2)	Total
	($)	($)	($)	($)

J. Gregory Seibly	7,200	5,950	2,693	15,843
Ezra A. Eckhardt	7,200	5,950	1,536	14,686

(1)	Includes Named Executive Officers for whom the aggregate value of perquisites exceeds $10,000.

(2)	Represents amounts received in 2012 as dividend payments on unvested restricted stock awards and dividend equivalent rights distributed upon distribution of deferred salary stock units.

Compensation Comparison Table
Comparison of 2012 Compensation Actions for the NEOs to Compensation Reported in the Summary Compensation Table for 2012
The following table illustrates two views of compensation for 2012, which includes: (a) the compensation actions taken by the Compensation and Governance Committee for the 2012 performance year; and (b) the compensation included in the Summary Compensation Table under the SEC rules. It also compares total 2012 compensation with total 2011 compensation.
While some elements of compensation under both views are the same, there are differences in the timing of when certain compensation is included, as set forth below. The Compensation and Governance Committee's view of compensation for 2012 includes the RSU awards granted in 2013 for the 2012 performance year. Under the SEC rules, these awards are required to be reported in the Summary Compensation Table based on when they are granted. Also under the SEC rules, 2012 compensation as set forth in the Summary Compensation Table includes the stock awards granted in 2012 for the 2011 performance year. The last column in the table shows a similar comparison of total compensation for 2011.
Comparison of (a) Compensation and Governance Committee's View of 2011 and 2012 Compensation Awarded and (b) Compensation as Reported in the Summary Compensation Table

							Change in
							Pension
							Value and
						Non-	Nonquali-
						Equity	fied
						Incentive	Deferred	All
						Plan	Compen-	Other
			Stock		Option	Compen-	sation	Compen-	2012	2011
	Salary	Bonus	Awards		Awards	sation	Earnings	sation	Total	Total
Name	($)	($)	($)		($)	($)	($)	($)	($)	($) (1)
J. Gregory Seibly

(a)	750,264	562,500	569,581	(2)	0	0	0	15,843	1,898,188	1,887,679
(b)	750,264	562,500	955,339		0	0	0	15,843	2,283,946	1,656,646

Patrick J. Rusnak

(a)	450,000	112,500	200,000		0	0	0	5,950	768,450	828,007
(b)	450,000	112,500	225,005		0	0	0	5,950	793,455	603,007

Ezra A. Eckhardt

(a)	525,268	315,000	239,413	(2)	0	0	0	14,686	1,094,367	1,153,318
(b)	525,268	315,000	529,971		0	0	0	14,686	1,384,925	1,127,210

David S. DePillo

(a)	494,233	0	1,065,004		0	0	0	5,189	1,564,426	528,675
(b)	494,233	0	1,000,019		0	0	0	5,189	1,499,441	353,675

Andrew J. Schultheis

(a)	300,000	135,000	180,000		0	0	0	5,950	620,950	0
(b)	300,000	135,000	99,019		0	0	0	5,950	539,969	0

(1)	Mr. Schultheis did not serve as a Named Executive Officer in 2011.

(2)	The Compensation and Governance Committee's view of RSU awards does not include salary stock received by Messrs. Seibly and Eckhardt in 2012.

Grants of Plan-Based Awards
Under the direction of the Audit Committee, Sterling has reviewed its policy regarding the granting of equity awards and affirmed that Sterling has adequate procedures in place to ensure that no option grants have been or may be "back-dated" or "spring-loaded." The following tables present equity awards granted during 2012.

			All	All
			Other	Other		Grant
			Stock	Option	Exercise or	Date
			Awards:	Awards:	Base	Fair Value
			Number of	Number of	Price of	of Stock
			Shares	Securities	Option	and
		Grant	of Stock or	Underlying	Awards	Option
Name		Date	Units (#)	Options (#)	($/Sh)	Awards ($)(1)(2)

J. Gregory Seibly	Restricted Stock Units	3/13/2012	28,072			562,001
	Salary Paid in Share Units (4)	1/6/1012	1,294			22,529
		1/20/2012	1,211			21,810
		2/3/2012	1,161			22,721
		2/17/2012	1,128			22,436
		3/2/2012	1,088			21,151
		3/16/2012	1,071			22,716
		3/30/2012	1,023			21,360
		4/13/2012	616			11,698
		4/27/2012	628			12,265
		5/11/2012	649			12,376
		5/25/2012	679			11,910
		6/8/2012	692			12,636
		6/22/2012	659			12,277
		7/6/2012	641			12,410
		7/20/2012	623			11,906
		8/3/2012	604			12,177
		8/17/2012	597			12,358
		8/31/2012	588			12,466
		9/14/2012	564			12,447
		9/28/2012	531			11,825
		10/12/2012	527			11,763
		10/26/2012	573			12,193
		11/9/2012	571			11,608
		11/23/2012	604			12,448
		12/7/2012	588			11,966
		12/21/2012	602			12,805

Patrick J. Rusnak	Restricted Stock Units	3/13/2012	11,239			225,005

Ezra A. Eckhardt	Restricted Stock Units	3/13/2012	14,986			300,020
	Salary Paid in Share Units (5)	1/6/2012	725			12,622
		1/20/2012	679			12,229
		2/3/2012	651			12,740
		2/17/2012	632			12,570
		3/2/2012	610			11,858
		3/16/2012	600			12,726
		3/30/2012	573			11,964
		4/13/2012	370			7,026
		4/27/2012	377			7,363
		5/11/2012	389			7,418
		5/25/2012	407			7,139
		6/8/2012	415			7,578
		6/22/2012	395			7,359
		7/6/2012	384			7,434
		7/20/2012	374			7,147
		8/3/2012	362			7,298
		8/17/2012	358			7,411
		8/31/2012	353			7,484
		9/14/2012	338			7,460
		9/28/2012	319			7,104
		10/12/2012	316			7,053
		10/26/2012	343			7,299
		11/9/2012	342			6,953
		11/23/2012	362			7,461
		12/7/2012	353			7,184
		12/21/2012	361			7,678

David S. DePillo	Restricted Stock Units	3/13/2012	8,742			175,015
		10/30/2012	38,769			825,004

Andrew J. Schultheis	Restricted Stock Units	3/13/2012	4,946			99,019

(1)
The grant date fair value for restricted stock units is represented by the closing price of Sterling common stock on the day prior to the grant date. As of April 2012, it is Sterling's practice to use the closing price of Sterling common stock on the grant date.

(2)	The grant date fair value for the mandatorily deferred stock units (salary stock) granted to Messrs. Seibly and Eckhardt is represented by the closing price of Sterling common stock on the grant date.

(3)
Grants of salary paid in the form of deferred stock units are made on a biweekly basis to coincide with Sterling's payroll periods. The units are fully vested, however, delivery of the awarded shares is deferred until future distribution dates provided in the Agreement between Sterling and Messrs. Seibly and Eckhardt.

(4)	Grants of salary paid in the form of deferred stock units to Mr. Seibly in 2012 totaled $386,257.

(5)	Grants of salary paid in the form of deferred stock units to Mr. Eckhardt in 2012 totaled $225,558.

Outstanding Equity Awards at Fiscal Year-End

									Equity
								Equity	incentive
			Equity					incentive	plan awards:
			incentive					plan awards:	Market or
	Number		plan awards:				Market	Number	payout value
	of	Number of	Number			Number	value	of unearned	of unearned
	securities	securities	of securities			of shares	of shares	shares,	shares,
	underlying	underlying	underlying	Option		or units	or units	units or	units or
	unexercised	unexercised	unexercised	exercise		of stock	of stock	other rights	other rights
	options	options	unearned	price per	Option	that have	that have	that have	that have
	(#)	(#)	options	share	expiration	not vested	not vested	not vested	not vested
Name	exercisable	unexercisable	(#)	($)	date	(#)	($)	(#)	($)
(a)(1)	(b)	(c)	(d)	(e)	(f)	(g)(2)	(h)(3)	(i)	(j)

J. Gregory Seibly
7/25/2007	455	0		1611.72(4)	7/26/2015
1/30/2009						76	$1,588
1/28/2011						18,185	$380,067
3/13/2012						28,072	$586,705

Patrick J. Rusnak
2/16/2011						11,294	$236,045
3/13/2012						11,239	$234,895

Ezra A. Eckhardt
1/31/2007	228	0		2189.22(4)	3/16/2013
1/30/2009						76	$1,588
1/28/2011						15,049	$314,524
3/13/2012						14,986	$313,207

David S. DePillo
3/13/2012						8,742	$182,708
10/30/2012						38,769	$810,272

Andrew J. Schultheis
6/8/2011						2,775	$57,998
3/13/2012						4,946	$103,371

(1)	Column (a) notes the grant date of each award below each Named Executive Officer.

(2)
Column (g) shows the number of restricted stock awards and restricted stock units that have not vested as of December 31, 2012. See footnote (2) to the Summary Compensation Table for information about the fluctuating values for the salary stock awards in this table.

(3)	The market value of restricted stock awards and restricted stock units is calculated using Sterling's common stock closing price of $20.90 a share, the price on December 31, 2012.

(4)	The option exercise prices per share were affected by the reverse stock split in 2010 on Sterling's common stock at a ratio of 1 for 66.

Option Exercises and Stock Vested
The following table shows the value realized as of December 31, 2012, upon exercise of stock options and vesting of stock awards by each of the Named Executive Officers during 2012.

	Option Awards		Stock Awards

	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on	on	on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)

J. Gregory Seibly	0	0	121	2,229
Patrick J. Rusnak	0	0	0	0
Ezra A. Eckhardt	0	0	121	2,229
David S. DePillo	0	0	0	0
Andrew J. Schultheis	0	0	1,387	25,327

Nonqualified Deferred Compensation
In 2006, Sterling Bank adopted the Sterling Savings DCP. Although employer contributions are permitted under the Sterling Savings DCP, other than a few signing bonuses related to new hires or retention following corporate acquisitions, no regular employer contributions have been made under this program. In 2012, Mr. Eckhardt, Mr. Rusnak and Mr. Seibly were the only Named Executive Officers to participate in the Sterling Savings DCP.
Earnings under the Sterling Savings DCP are based on participants' allocations among the following measurement funds.

Annualized
Fund	Return for 2012

Fidelity VIP Money Market Svc2	0.01%
Great-West Loomis Sayles Bond Initial	16.04%
DWS VIP II Large Cap Value A	9.79%
Dreyfus Stock Index Fund	15.74%
Janus Aspen Forty Instl	24.16%
Fidelity VIP MidCap: Svc 2	14.56%
DWS Dreman Small Mid Cap Value VIP A	13.77%
Dreyfus VIF International Equity Initial	23.15%
Fidelity VIP Contrafund Svc 2	16.14%
Distributions are made under the Sterling Savings DCP following a participant's death, disability, retirement or termination of service in a lump sum or up to 15 annual installments as elected by the participant. Participants may elect to receive a scheduled distribution during employment with certain exclusions. As of December 31, 2012, there were 21 active participants in the Sterling Savings DCP. Participants may contribute up to 75% of their base salary and up to 100% of commissions, bonuses and Director fees. The deferred amounts are credited to the participants' accounts, which do not hold assets but are maintained for record-keeping purposes. The earnings are credited based on the return of measurement funds selected by the participants. The measurement funds are designed to mirror the performance of mutual funds selected by the plan committee. All participant contributions vest immediately. Each year, based on a written agreement (such as an employment agreement) or at its sole discretion, Sterling may contribute amounts to all, some or none of the participants. The vesting of the Sterling contributions is determined based on the written agreement between the participant and Sterling or based on a vesting schedule determined by the plan committee. Within 60 days after the later of the first business day of the plan year following the plan year in which a participant retires, or the last day of the six month period immediately following the date on which a participant retires, the participant's account will be distributed either in a lump sum or installments up to 15 years as elected by the participant. Within 60 days after the plan committee is notified of a participant's death or a participant becomes disabled, the participant's account will be distributed in a lump sum. Within 60 days after the last day of the six-month period immediately following the date on which employment terminates, the participant's account will be distributed in a lump sum payment. Participants may elect to receive a scheduled distribution with certain exclusions. Although the benefits provided are considered in determining the overall compensation of the executive officers, in general they do not impact the other types of compensation provided to them. As of January 1, 2009, the Sterling Savings DCP was amended and restated to comply with Section 409A of the Internal Revenue Code and the final regulations promulgated thereunder.
The following table reflects the accumulated balances under all of the deferred compensation arrangements maintained by Sterling in which the Named Executive Officers participate.

				Aggregate
				Earnings			Aggregate
		Executive	Sterling	(Losses)	Aggregate		Balance
		Contributions	Contributions	in Last	Withdrawals/		at Last
		in Last FY	in Last FY	FY	Distributions		FYE
Name	Plan	($)	($)(1)	($)(2)	($)		($)(3)

J. Gregory Seibly	Sterling Savings DCP	0	0	14,141	0		335,004
	Salary Stock	0	393,338	41,459	763,513	(4)	434,797

Patrick J. Rusnak	Sterling Savings DCP	100,000	0	20,417	0		216,530

Ezra A. Eckhardt	Sterling Savings DCP	0	0	7,790	0		43,132
	Salary Stock	0	229,951	24,005	427,791	(4)	253,956

David S. DePillo	Sterling Savings DCP	0	0	0	0		0

Andrew J. Schultheis	Sterling Savings DCP	0	0	0	0		0

(1)	These amounts are reflected in the Stock Awards column of the Summary Compensation Table.

(2)
Represents (i) for salary stock, the difference between (x) the value as reported in the Summary Compensation Table based on the payroll date each award was earned and (y) the closing sale price ($20.90) of Sterling Common Stock on December 31, 2012, plus the value of dividend equivalent rights that accrued in the year with respect to the deferred salary stock units and (ii) for all other plans, the earnings or losses for the year ended December 31, 2011.

(3)
A portion of the amounts listed in this column has been reported in the Summary Compensation Table for prior fiscal years. The amounts previously reported are as follows: Mr. Seibly $754,824; Mr. Rusnak $100,000 and Mr. Eckhardt $375,247. No amounts have been included in prior years for Messrs. DePillo and Schultheis.

(4)
Represents distributions on April 1, 2012 and October 1, 2012 of salary stock awards granted to Messrs. Seibly and Eckhardt in 2011, and distribution of the dividend equivalent rights accrued with respect to the salary stock award distribution.

Potential Post-Employment Payments
The determination of payout of post-employment compensation, benefits, and perquisites for the executive officers is based on the terms of each plan document governing the individual benefit plans as well as the Change in Control Plan, previously described under the "Change in Control Plan" section.
J. Gregory Seibly.  During 2012, Mr. Seibly's annual base salary was $750,000. Mr. Seibly's employment agreement was replaced in early 2012 by Sterling's Change in Control Plan, as previously described under the "Change in Control Plan" section. The estimated total value of payments and benefits that would be due Mr. Seibly if he had been terminated on December 31, 2012, are disclosed in the following table.
J. Gregory Seibly(1)

	Death	Long-term Disability	Retirement or Resignation	Termination for Cause	Termination Without Cause or Constructive Discharge	Qualifying Termination Following Change in Control
	($)	($)	($)	($)	($)	($)
Severance or Other Cash Payments (2)	0	562,500	0	0	245,769	2,682,151
Accelerated Vesting of Restricted Stock	0	0	0	0	0	968,360
Nonqualified Defined Contribution Plans (3)	769,801	769,801	769,801	769,801	769,801	769,801
Long-Term Disability Benefit (4)	0	156,000	0	0	0	0
Vacation Pay (5)	102,404	102,404	102,404	102,404	102,404	102,404
Total	872,205	1,590,705	872,205	872,205	1,117,974	4,522,716

(1)
All disclosure regarding post-employment payments in this table assumes that the executive separated from service on December 31, 2012. The post-employment payments in the table represent the amounts executive would have been entitled to under the CIC Plan in existence on December 31, 2012 and benefit programs between the executive and Sterling.

(2)
Severance or other cash payments are derived from several sources: the long-term disability payment represents the value of Mr. Seibly's bonus for 2012 payable under the disability retirement provisions of the Sterling Financial Corporation Incentive Guidelines, permitting payment of the earned incentive compensation if employee has two years of service and terminates employment before the payout date due to a disability; the without cause termination payment is equal to 12 weeks of base salary payable under the Sterling Savings Bank Severance Policy and Plan, which is applicable to all employees of Sterling and Sterling Bank; and the change in control payment is based on his monthly 2012 cash salary and salary stock multiplied by 30 months, plus Sterling's 2012 monthly COBRA cost for the medical and dental benefits less the amount paid by Mr. Seibly for his elected coverage multiplied by 18 months. No amount is included for bonus in the Change in Control Plan calculation, as no target bonus was established for Mr. Seibly at the beginning of 2012. A qualifying termination following a change in control occurs if there is an involuntary separation from service or a constructive discharge within two years following a change in control event, as determined under the Change in Control Plan.

(3)	This represents the combined value in the Deferred Compensation Plans maintained by Sterling (see "Deferred Compensation Plans" in the "Components of Compensation" section).

(4)	Represents value of annual long-term disability insurance benefit.

(5)	Assumes executive is entitled to maximum amount of accrued vacation time and did not use any vacation time during 2012.

Patrick J. Rusnak. Mr. Rusnak became Chief Financial Officer of Sterling in 2011. Pursuant to the terms of his employment, Mr. Rusnak's annual base salary was $450,000.
Beginning in 2012, Mr. Rusnak became a participant in the Change in Control Plan, as previously described under the "Change in Control Plan" section. The estimated total value of payments and benefits that would be due Mr. Rusnak if he had been terminated on December 31, 2012, are disclosed in the following table.
Patrick J. Rusnak (1)

	Death	Long-term Disability	Retirement or Resignation	Termination for Cause	Termination Without Cause or Constructive Discharge	Qualifying Termination Following Change in Control
	($)	($)	($)	($)	($)	($)
Severance or Other Cash Payments (2)	0	0	0	0	103,846	919,595
Accelerated Vesting of Restricted Stock	0	0	0	0	0	470,940
Nonqualified Defined Contribution Plans (3)	216,530	216,530	216,530	216,530	216,530	216,530
Long-Term Disability Benefit (4)	0	156,000	0	0	0	0
Vacation Pay (5)	43,269	43,269	43,269	43,269	43,269	43,269
Total	259,799	415,799	259,799	259,799	363,645	1,650,334

(1)
All disclosure regarding post-employment payments in this table assumes that the executive separated from service on December 31, 2012. The post-employment payments in the table represent the amounts executive would be entitled to under the CIC Plan in existence on December 31, 2012 and the benefit programs in which executive participates.

(2)
Severance or other cash payments are derived from several sources: the without cause termination payment is equal to 12 weeks of base salary payable under the Sterling Savings Bank Severance Policy and Plan, which is applicable to all employees of Sterling and Sterling Bank; and the change in control payment is based on Mr. Rusnak's monthly 2012 salary multiplied by 24 months, plus Sterling's 2012 monthly COBRA cost for the medical and dental benefits less the amount paid by Mr. Rusnak for his elected coverage multiplied by 18 months. No amount is included for bonus in the Change in Control Plan calculation, as no target bonus was established for Mr. Rusnak at the beginning of 2012. A qualifying termination following a change in control occurs if there is an involuntary separation from service or a constructive discharge within two years following a change in control event, as determined under the Change in Control Plan.

(3)	This represents the combined value in the Deferred Compensation Plans maintained by Sterling (see "Deferred Compensation Plans" in the "Components of Compensation" section).

(4)	Represents annual value of long-term disability insurance benefit.

(5)	Assumes executive is entitled to maximum amount of accrued vacation time and did not use any vacation time during 2012.

Ezra Eckhardt. During 2012, Mr. Eckhardt's annual base salary was $525,000. Mr. Eckhardt's employment agreement was replaced in early 2012 by Sterling's Change in Control Plan, as previously described under the "Change in Control Plan" section. The estimated total value of payments and benefits that would be due Mr. Eckhardt if he had been terminated on December 31, 2012, are disclosed in the following table.
Ezra A. Eckhardt(1)

	Death	Long-term Disability	Retirement or Resignation	Termination for Cause	Termination Without Cause or Constructive Discharge	Qualifying Termination Following Change in Control
	($)	($)	($)	($)	($)	($)
Severance or Other Cash Payments (2)	0	315,000	0	0	164,769	1,804,595
Accelerated Vesting of Restricted Stock	0	0	0	0	0	629,320
Nonqualified Defined Contribution Plans (3)	297,088	297,088	297,088	297,088	297,088	297,088
Long-Term Disability Benefit (4)	0	156,000	0	0	0	0
Vacation Pay (5)	68,654	68,654	68,654	68,654	68,654	68,654
Total	365,742	836,742	365,742	365,742	530,511	2,799,657

(1)
All disclosure regarding post-employment payments in this table assumes that the executive separated from service on December 31, 2012. The post-employment payments in the table represent the amounts executive would have been entitled to under the CIC Plan in existence on December 31, 2012 and benefit programs between the executive and Sterling.

(2)
Severance or other cash payments are derived from several sources: the long-term disability payment represents the value of Mr. Eckhardt's bonus for 2012 payable under the disability retirement provisions of the Sterling Financial Corporation Incentive Guidelines, permitting payment of the earned incentive compensation if employee has two years of service and terminates employment before the payout date due to a disability; the without cause termination payment is equal to 12 weeks of base salary payable under the Sterling Savings Bank Severance Policy and Plan, which is applicable to all employees of Sterling and Sterling Bank; and the change in control payment is based on his monthly 2012 cash salary and salary stock multiplied by 30 months, plus Sterling's 2012 monthly COBRA cost for the medical and dental benefits less the amount paid by Mr. Eckhardt for his elected coverage multiplied by 18 months. No amount is included for bonus in the Change in Control Plan calculation, as no target bonus was established for Mr. Eckhardt at the beginning of 2012. A qualifying termination following a change in control occurs if there is an involuntary separation from service or a constructive discharge within two years following a change in control event, as determined under the Change in Control Plan.

(3)	This represents the combined value in the Deferred Compensation Plans maintained by Sterling (see "Deferred Compensation Plans" in the "Components of Compensation" section).

(4)	Represents annual value of long-term disability insurance benefit.

(5)	Assumes executive is entitled to maximum amount of accrued vacation time and did not use any vacation time during 2012.

David S. DePillo. Mr. DePillo became Chief Credit Officer of Sterling Bank in 2010. In March 2012, Mr. DePillo was appointed as Chief Lending Officer of Sterling Bank, and his annual base salary was increased to $500,000.
Beginning in 2012, Mr. DePillo became a participant in the Change in Control Plan, as previously described under the "Change in Control Plan" section. The estimated total value of payments and benefits that would be due Mr. DePillo if he had been terminated on December 31, 2012, are disclosed in the following table.
David S. DePillo (1)

	Death	Long-term Disability	Retirement or Resignation	Termination for Cause	Termination Without Cause or Constructive Discharge	Qualifying Termination Following Change in Control
	($)	($)	($)	($)	($)	($)
Severance or Other Cash Payments (2)	0	0	0	0	115,385	1,016,558
Accelerated Vesting of Restricted Stock	0	0	0	0	0	992,980
Nonqualified Defined Contribution Plans (3)	0	0	0	0	0	0
Long-Term Disability Benefit (4)	0	156,000	0	0	0	0
Vacation Pay (5)	48,077	48,077	48,077	48,077	48,077	48,077
Total	48,077	204,077	48,077	48,077	163,462	2,057,615

(1)
All disclosure regarding post-employment payments in this table assumes that the executive separated from service on December 31, 2012. The post-employment payments in the table represent the amounts executive would be entitled to under the CIC Plan in existence on December 31, 2012 and the benefit programs in which executive participates.

(2)
Severance or other cash payments are derived from several sources: the without cause termination payment is equal to 12 weeks of base salary payable under the Sterling Savings Bank Severance Policy and Plan, which is applicable to all employees of Sterling and Sterling Bank; and the change in control payment is based on Mr. DePillo's monthly 2012 salary multiplied by 24 months, plus Sterling's 2012 monthly COBRA cost for the medical and dental benefits less the amount paid by Mr. DePillo for his elected coverage multiplied by 18 months. No amount is included for bonus in the Change in Control Plan calculation, as no target bonus was established for Mr. DePillo at the beginning of 2012. A qualifying termination following a change in control occurs if there is an involuntary separation from service or a constructive discharge within two years following a change in control event, as determined under the Change in Control Plan.

(3)	This represents the combined value in the Deferred Compensation Plans maintained by Sterling (see "Deferred Compensation Plans" in the "Components of Compensation" section).

(4)	Represents annual value of long-term disability insurance benefit.

(5)	Assumes executive is entitled to maximum amount of accrued vacation time and did not use any vacation time during 2012.

Andrew J. Schultheis. Mr. Schultheis became General Counsel of Sterling in 2011. Pursuant to the terms of his employment, Mr. Schultheis' annual base salary was $300,000.
Beginning in 2012, Mr. Schultheis became a participant in the Change in Control Plan, as previously described under the "Change in Control Plan" section. The estimated total value of payments and benefits that would be due Mr. Schultheis if he had been terminated on December 31, 2012, are disclosed in the following table.
Andrew J. Schultheis (1)

	Death	Long-term Disability	Retirement or Resignation	Termination for Cause	Termination Without Cause or Constructive Discharge	Qualifying Termination Following Change in Control
	($)	($)	($)	($)	($)	($)
Severance or Other Cash Payments (2)	0	0	0	0	69,231	979,595
Accelerated Vesting of Restricted Stock	0	0	0	0	0	161,369
Nonqualified Defined Contribution Plans (3)	0	0	0	0	0	0
Long-Term Disability Benefit (4)	0	120,000	0	0	0	0
Vacation Pay (5)	28,846	28,846	28,846	28,846	28,846	28,846
Total	28,846	148,846	28,846	28,846	98,077	1,169,810

(1)
All disclosure regarding post-employment payments in this table assumes that the executive separated from service on December 31, 2012 . The post-employment payments in the table represent the amounts executive would have been entitled to under the CIC Plan in existence on December 31, 2012 and benefit programs between the executive and Sterling.

(2)
Severance or other cash payments are derived from several sources: the without cause termination payment is equal to 12 weeks of base salary payable under the Sterling Savings Bank Severance Policy and Plan, which is applicable to all employees of Sterling and Sterling Bank; and the change in control payment is based on Mr. Schultheis' monthly 2012 salary and monthly target bonus figure multiplied by 24 months, plus Sterling's 2012 monthly COBRA cost for the medical and dental benefits less the amount paid by Mr. Schultheis for his elected coverage multiplied by 18 months. A qualifying termination following a change in control occurs if there is an involuntary separation from service or a constructive discharge within two years following a change in control event, as determined under the Change in Control Plan.

(3)	This represents the combined value in the Deferred Compensation Plans maintained by Sterling (see "Deferred Compensation Plans" in the "Components of Compensation" section).

(4)	Represents value of annual long-term disability insurance benefit.

(5)	Assumes executive was entitled to maximum amount of accrued vacation time and did not use any vacation time during 2012.

Conditions and Obligations
In addition to the conditions and obligations under the CIC Plan, the restricted stock unit award documents under the 2010 Long-Term Incentive Plan also contain a non-solicitation clause, prohibiting award recipients from soliciting clients or customers of Sterling for a business that competes with Sterling or from interfering with the relationship between Sterling and its employees, including soliciting employees for new employment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of January 31, 2013, information as to shares of our common stock beneficially owned by each of our directors, executive officers, 5% or greater owners of our common stock, and by all of our executive officers and directors as a group. Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the economic sense. In general, beneficial ownership includes voting or investment power over shares, as well as shares that a person has the right to acquire within 60 days. Except as otherwise noted, the shareholders named in the table below have sole voting and investment power over all shares shown as beneficially owned by them.

	Shares of
	Common Stock		Percent of
Name of	Beneficially		Common
Beneficial Owner	Owned (1)		Stock (2)

Beneficial Owners of More than 5%
Funds affiliated with Thomas H. Lee Partners, L.P. 100 Federal Street, 35th Floor Boston, MA 02110	14,325,432	(3)	22.53
Warburg Pincus Private Equity X, L.P. 450 Lexington Avenue New York, NY 10017	14,325,427	(4) (5)	22.53
Wellington Management Company, LLP. 280 Congress Street Boston, MA 02210	6,146,465	(6)	9.88

Directors and Executive Officers
Howard P. Behar	52,798		*
Leslie S. Biller	530,304	(7)	*
Ellen R.M. Boyer	2,951		*
Robert G. Butterfield	2,067	(8)	*
David A. Coulter	14,325,427	(4) (5) (9)	22.53
David S. DePillo	237,313	(10)	*
Robert C. Donegan	3,861	(11)	*
Ezra A. Eckhardt	65,421	(12)	*
C. Webb Edwards	2,798		*
William L. Eisenhart	13,127	(13)	*
Robert H. Hartheimer	25,528		*
Steven D. Hauschild	9,991	(14)	*
Scott L. Jaeckel	14,325,432	(3) (11) (15)	22.53
Michael F. Reuling	5,194	(16)	*
Patrick J. Rusnak	797	(17)	*
Andrew J. Schultheis	3,416		*
J. Gregory Seibly	53,045	(18)	*

All Directors and Executive Officers as a Group (17 persons)	29,659,470		45.65

*Less than 1%

(1)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Sterling common stock over which he or she has voting or investment power and of which he or she has the right to acquire beneficial ownership within 60 days of January 31, 2013. The table includes shares owned by spouses, other immediate family members, in trust, shares held in retirement accounts or funds for the benefit of the named individuals, shares held as restricted stock and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.

(2)	Based on shares outstanding at January 31, 2013 of 62,215,388.

(3)
Shares listed as owned by THL are owned of record by Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P. and THL Sterling Equity Investors L.P. (the "THL Funds"), and include 2,798 shares issued to Mr. Jaeckel in his individual capacity. Thomas H. Lee Equity Fund VI, L.P. is the holder of 7,134,979 shares of common stock and a portion of the Anchor Investor Warrant exercisable for 1,374,522 shares of common stock. Thomas H. Lee Parallel Fund VI, L.P. is the holder of 4,831,433 shares of common stock and a portion of the Anchor Investor Warrant exercisable for 1,374,522 shares of common stock. Thomas H. Lee Parallel (DT) Fund VI, L.P. is the holder of 843,956 shares of common stock and a portion of the Anchor Investor Warrant exercisable for 1,374,522 shares of common stock. THL Sterling Equity Investors, L.P. is the holder of 137,744 shares of common stock and a portion of the Anchor Investor Warrant exercisable for 1,374,522 shares of common stock. The general partner of the THL Funds is THL Equity Advisors VI, LLC. The sole member of THL Equity Advisors VI, LLC is Thomas H. Lee Partners, L.P., whose general partner is Thomas H. Lee Advisors, LLC, whose managing member is THL Holdco, LLC. As of the date of this proxy statement, Mr. Jaeckel is a member of THL Holdco, LLC. Voting and investment determinations with respect to the shares held by the THL Funds are made by the management committee of THL Holdco, LLC. Anthony J. DiNovi and Scott M. Sperling are the members of the management committee of THL Holdco, LLC, and as such may be deemed to share beneficial ownership of the shares held or controlled by the THL Funds. Each of Messrs. DiNovi, Jaeckel and Sperling disclaims beneficial ownership of such securities. The address of each of Messrs. DiNovi, Jaeckel and Sperling is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110.

(4)
Warburg Pincus, a Delaware limited partnership, together with Warburg Pincus X Partners, L.P., an affiliated Delaware limited partnership (together, "WP X"), is the holder of 12,948,107 shares of common stock and the Anchor Investor Warrant exercisable for 1,374,522 shares of common stock. Warburg Pincus X, L.P., a Delaware limited partnership ("WP X LP"), is the general partner of WP X; Warburg Pincus X, LLC, a Delaware limited liability company ("WP X LLC") is the general partner of WP X LP; Warburg Pincus Partners, LLC, a New York limited liability company ("WP Partners") is the sole member of WP X LLC and Warburg Pincus & Co., a New York general partnership ("WP") is the managing member of WP Partners. Warburg Pincus LLC, a New York limited liability company ("WP LLC") manages WP X, and Messrs. Charles R. Kaye and Joseph P. Landy are each a Managing General Partner of WP and Managing Member and Co-President of WP LLC.

(5)
Under applicable securities laws, as a Partner of WP and a member and Managing Director of WP LLC, Mr. David A. Coulter may be deemed to be the beneficial owner of the common stock and the Anchor Investor Warrant held by WP X, and shares listed as owned by WP X include 2,798 shares issued to Mr. Coulter in his individual capacity. See note (11) below.

(6)
Based on Schedule 13G/A filed on February 14, 2013 by Wellington Management Company, LLP, disclosing that it has shared voting power as to 5,891,247 shares and shared dispositive power as to 6,146,465 shares. Wellington increased its beneficial holding of Sterling's common stock above 4.9 percent with the purchase of shares from the U.S. Treasury in connection with an underwritten second offering in August 2012. Sterling authorized this transaction as an exception to its Section 382 charter restriction based on a review of Wellington's underlying ownership structure and a determination that the reported beneficial ownership did not violate the ownership transfer limitations under Section 382.

(7)	The Les and Sheri Biller Revocable Trust holds 530,304 shares of common stock.

(8)
Includes 183 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2013, and 162 shares held as of December 31, 2012 for Mr. Butterfield's individual account under the 401(k) Plan.

(9)
Under applicable securities laws, Mr. Coulter and Mr. Jaeckel disclaim beneficial ownership of the common stock and the Anchor Investor Warrant, except to the extent of their respective pecuniary interest in such common stock or Anchor Investor Warrant.

(10)	The DePillo Family Trust holds 237,313 shares of common stock. Includes 40 shares held as of December 31, 2012 for Mr. DePillo's individual account under the 401(k) Plan.

(11)	Includes 31 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2013.

(12)
Includes 228 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2013, and 11,763 shares held as of December 31, 2012 for Mr. Eckhardt's individual account under the 401(k) Plan. Excludes salary stock awards previously granted in the form of mandatorily deferred stock units, as described in the Compensation Discussion and Analysis, for which Mr. Eckhardt had not yet received beneficial ownership as of January 31, 2013.

(13)	Includes 222 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2013.

(14)
Includes 183 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2013, and 469 shares held as of December 31, 2012 for Mr. Hauschild's individual account under the 401(k) Plan.

(15)
Under applicable securities laws, as a member of THL Holdco, LLC, Mr. Jaeckel may be deemed to be the beneficial owner of the common stock and the Anchor Investor Warrant held by THL Funds. See note (11) above.

(16)	Includes 180 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2013.

(17)	Includes 14 shares held as of December 31, 2012 for Mr. Rusnak's individual account under the 401(k) Plan.

(18)
Includes 455 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2013, and 2,534 shares held as of December 31, 2012 for Mr. Seibly's individual account under the 401(k) Plan. Excludes salary stock awards previously granted in the form of mandatorily deferred stock units, as described in the Compensation Discussion and Analysis, for which Mr. Seibly had not yet received beneficial ownership as of January 31, 2013.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about Sterling's common stock that may be issued upon the exercise of options, warrants and rights under Sterling's equity compensation plans as of December 31, 2012.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by shareholders:
Stock Options	12,399	$1,433.63	—
Restricted Stock Units (RSUs)(1)	385,513	N/A	—
Subtotal	397,912	$1,433.63	5,382,896

Employee Stock Purchase Plan	—	N/A	1,961,074

Equity compensation plans not approved by shareholders:	None	None	None
Total	397,912	$1,433.63	7,343,970	(2)

(1)
Does not include 30,900 vested mandatorily deferred stock units previously granted during 2012. Shares are scheduled to be issued and distributed on April 1, 2013 and October 1, 2013 as provided in the Agreements between Sterling and Messrs. Seibly and Eckhardt.

(2)
Sterling's equity compensation plans provide that an aggregate total of up to 7,343,970 shares may be granted as stock options, restricted stock, other equity incentive awards authorized under the equity compensation plans, or shares under the ESPP.

TRANSFER RESTRICTIONS AND RIGHTS PLAN
Sterling has generated considerable going-forward tax benefits, including net operating loss carry-forwards and certain built-in losses (together, our "Tax Losses"). Our ability to use these net operating loss carry-forwards and built-in losses to offset future taxable income will be limited if we experience an "ownership change" as defined in Section 382 of the Internal Revenue Code.
In December 2010, our shareholders approved an amendment to our Articles of Incorporation ("Section 382 Articles Amendment").  The purpose of the Section 382 Articles Amendment is to protect our accumulated Tax Losses by limiting direct or indirect transfers of our common stock and certain other securities that could increase the percentage of shares that is treated as being owned by Five-Percent Shareholders. The Section 382 Articles Amendment includes a mechanism to block the impact of such transfers while allowing non-Five-Percent Shareholders to sell their shares into the market and providing a mechanism for would-be purchasers to receive their money back in respect of prohibited transfers. For this purpose, a "Five-Percent Shareholder" is generally a person or group of persons treated as owning, for relevant tax purposes, five percent of Sterling's outstanding stock, including our common stock, warrants and other of our securities, along with certain options and other derivatives (together, our "Securities"). The Section 382 Articles of Amendment expire in August 2013 unless extended by the Board. Sterling's Board may in its reasonable discretion extend the expiration date for up to three additional years.

All of our Securities, even those Securities not subject to the transfer restrictions created by the 382 Articles Amendment are also subject to the shareholder rights plan we adopted in April 2010 (the "Rights Plan"), which provides an economic disincentive for any one person or group to become an owner, for relevant tax purposes, of five percent or more of our shares and for any existing Five-Percent Shareholders to acquire more than a specified amount of additional shares, subject to certain exceptions.
In connection with the Rights Plan, we issued rights on each share of common stock outstanding as of April 14, 2010, and Sterling will issue additional rights on each share of common stock issued during the term of the plan. The rights will be exercisable by each relevant holder upon certain triggering events, such as any person becoming a Five-Percent Shareholder. Holders of rights (other than a Five-Percent Shareholder) will receive shares of preferred stock upon exercise or if our Board of Directors decides to exchange the rights. Our Board amended the Rights Plan effective on December 8, 2010 and extended the Rights Plan so that it will expire on the same date as the Section 382 Articles Amendment. For more information on our Rights Plan, see our Form 8-A and Form 8-K, and the related exhibits, filed with the SEC on April 15, 2010.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF KPMG, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR STERLING FOR THE YEAR ENDING DECEMBER 31, 2013, AND ANY INTERIM PERIODS

The Audit Committee of the Board has appointed KPMG, LLP ("KPMG") as the independent registered public accounting firm for Sterling and its subsidiaries for the year ending December 31, 2013, and any interim periods. Shareholders are being asked to ratify such appointment. KPMG has advised Sterling that it will have in attendance at the Annual Meeting one or more representatives who will be available to respond to appropriate questions presented at the Annual Meeting if they desire to do so. If the appointment of KPMG is not ratified by the required number of votes, the Board will review its future selection of independent registered public accounting firms.

The Board unanimously recommends that shareholders vote "FOR" the ratification of the appointment of KPMG as the independent registered public accounting firm for Sterling for the fiscal year ending December 31, 2013.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG served as Sterling's independent registered public accounting firm for the fiscal year ended December 31, 2012 and the interim period from May 10, 2011, when they were retained as Sterling's new independent registered public accounting firm, to December 31, 2011. BDO USA, LLP ("BDO") served as Sterling's independent registered public accounting firm for the fiscal year ended December 31, 2010 and the interim period through May 9, 2011. On May 9, 2011, Sterling informed BDO of its dismissal as Sterling's independent registered public accounting firm. The Audit Committee of the Board recommended and approved this action following the conclusion of a formal review of proposals to perform independent audit services for 2011 fiscal year from three other firms and BDO.
The audit report of BDO on Sterling's consolidated financial statements as of and for the year ended December 31, 2010 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The BDO audit report as of and for the year ended December 31, 2009 contained a "going concern" emphasis of matter. Otherwise, the audit report of BDO for this period did not contain any other adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended December 31, 2010 and 2009 and any subsequent interim period through May 9, 2011, (i) there were no disagreements with BDO regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to BDO's satisfaction, would have caused BDO to make reference to such disagreement in connection with its opinion, and (ii) there were no reportable events as described in 304(a)(1)(v) of Regulation S-K under the Securities Act.
On May 10, 2011, the Audit Committee retained KPMG as Sterling's new independent registered public accounting firm. During the years ended December 31, 2010 and 2009 and any subsequent interim period through May 10, 2011, Sterling had not consulted with KPMG regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Sterling's financial statements or as to any disagreement or reportable event as described in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K.
The following table presents the aggregate fees and expenses billed to Sterling for the fiscal years ended December 31, 2011 and December 31, 2012 by KPMG, for professional audit services rendered in connection with the audit of Sterling's annual financial statements for the years ended December 31, 2011 and December 31, 2012 and fees billed for other services rendered by KPMG during those periods.

	Fiscal 2012	Fiscal 2011

Audit Fees (1)	$925,000	$777,000
Audit Related Fees	$—	$—
Tax Fees	$—	$—
Other Fees (2)	$—	$—

Total	$925,000	$777,000

(1)
Audit Fees consist of aggregate fees and expenses billed for professional services rendered for the audit of Sterling's annual financial statements, the reviews of the financial statements included in Sterling's periodic reports filed with the SEC on Forms 10-Q, SEC registration statement services, and the audits of the financial statements of Sterling's subsidiaries. Fees for 2011 and 2012 include the integrated audit of Sterling's consolidated financial statements and management's report on the effectiveness of internal controls over financial reporting as required by the Public Company Accounting Oversight Board and the SEC.

(2)	There were no other services provided by KPMG during 2011 and 2012.
PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
It is the responsibility of Sterling's Audit Committee to pre-approve all audit and non-audit services provided by its independent registered public accounting firm. The Audit Committee has adopted a policy authorizing certain permissible audit and non-audit services to be performed by its independent registered public accounting firm with subsequent reporting and oversight required by the Audit Committee. Permissible services, not pre-approved pursuant to this policy, require specific review and approval prior to the engagement by the Audit Committee, or a designated member. Specific pre-approval of such permissible services with estimated fees of $2,500 or less may be waived via the de minimis exception rule. Procedures are in place to ensure the Audit Committee chairman is notified in the event the de minimis rule is used. All services rendered by and fees paid to its independent registered public accounting firm are reported to and monitored quarterly by the Audit Committee. The Audit Committee considers whether the provision of related audit services is compatible with maintaining the independent registered public accounting firm's independence. To assist the Audit Committee in its oversight responsibilities, the pre-approval policy identifies the three basic principles of independence with respect to services provided by the independent registered public accounting firm, as well as the non-audit services the independent registered public accounting firm is prohibited from providing. All services provided by BDO and KPMG in each of the last two fiscal years were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT
During 2012, Directors Boyer, Donegan, Edwards and Hartheimer served on the Audit Committee, with Director Boyer serving as Chair. As more fully described in the Audit Committee Charter, the Audit Committee is responsible for overseeing Sterling's accounting and financial reporting processes, including the quarterly reviews and the annual audit of Sterling's consolidated financial statements by its independent registered public accounting firm, Sterling's independent registered public accounting firm. KPMG currently serves as Sterling's independent registered public accounting firm and has conducted the integrated audit of Sterling's financial statements and internal control over financial reporting for 2012. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. The Audit Committee has appointed KPMG to serve as the independent registered public accounting firm to conduct an audit of Sterling's financial statements and internal control over financial reporting for the fiscal year ending December 31, 2012, and all interim period reviews.
As part of fulfilling its responsibilities, the Audit Committee has reviewed and discussed Sterling's audited financial statements with management. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526 (Communication with Audit Committees Concerning Independence) of the PCAOB and has discussed with the independent registered public accounting firm that firm's independence.
Based on its review and discussions, the Audit Committee recommended to the Board that the audited financial statements for 2012 be included in Sterling's 2012 Annual Report on Form 10-K filed with the SEC.
Submitted by the Audit Committee of the Board of Sterling Financial Corporation.
Ellen R.M. Boyer, Chair
Robert C. Donegan
C. Webb Edwards
Robert H. Hartheimer

COMPENSATION AND GOVERNANCE COMMITTEE REPORT
The Compensation and Governance Committee has reviewed and discussed with Sterling's management the Compensation Discussion and Analysis contained in this report and based upon such review and discussion, the Compensation and Governance Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Compensation and Governance Committee of the Board of Directors of Sterling Financial Corporation.
Leslie S. Biller, Chairman
Howard P. Behar
David A. Coulter
William L. Eisenhart
Scott L. Jaeckel
Michael F. Reuling
COMPENSATION AND GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation and Governance Committee served as an officer or employee of Sterling during fiscal 2012, is formerly an officer of Sterling, or has had any relationships or participated in any related party transactions that qualify as "interlocking" or cross-board memberships that are required to be disclosed under the rules and regulations of the SEC. See the "Interests of Directors Officers and Others in Certain Transactions" section in this proxy statement for a general description of transactions and relationships Directors and executive officers and their associates may have had with Sterling and its affiliates during the year.
INTERESTS OF DIRECTORS, OFFICERS AND OTHERS IN CERTAIN
TRANSACTIONS
Sterling's Audit Committee Charter authorizes the Audit Committee to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis. Related party transactions are not permitted unless approved by the Audit Committee or another independent body of the Board.
Certain of the Directors and executive officers of Sterling and its subsidiaries were customers of and had transactions with Sterling Bank during 2012. In addition, certain Directors and executive officers are officers, directors or shareholders of corporations or members of partnerships that were customers of or had transactions with Sterling Bank during 2012. All loans made to Directors and executive officers were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Sterling, and did not involve more than the normal risk of collectability or present other unfavorable features.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, Sterling's Directors, executive officers and beneficial owners of more than 10% of any registered class of Sterling equity securities are required to file reports of their ownership of Sterling's securities and any changes in that ownership with the SEC. Based solely on its review of copies of these reports and on written representations from such reporting persons, Sterling believes that during 2012 such filing requirements were complied with, except that Steven D. Hauschild had one Form 3 that was not received by the SEC on a timely basis.
SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING
It is presently anticipated that the 2014 Annual Meeting of shareholders of Sterling will be held on April 22, 2014. In order for any shareholder proposal to be considered for inclusion in the proxy materials of Sterling for the Annual Meeting on April 22, 2014, such proposals must be submitted, in writing to the Secretary of Sterling at Sterling's corporate offices to be considered, by November 25, 2013, in accordance with the rules and regulations of the SEC.

Shareholders wishing to bring a proposal to be considered at the 2014 Annual Meeting of shareholders (but not include it in Sterling's proxy materials) must provide written notice of such proposal to Sterling's Secretary at Sterling's corporate offices no later than February 7, 2014 to be considered timely. The persons named in the proxy card for the 2014 Annual Meeting will have discretionary authority to vote shares represented by the proxy card on any proposal introduced by a shareholder at the 2014 Annual Meeting unless the shareholder notifies Sterling on or before February 7, 2014 that the shareholder intends to introduce such proposal.
OTHER MATTERS
The Board is not aware of any business to come before the Annual Meeting other than those matters described in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.
ANNUAL REPORT
Sterling's 2012 Annual Report on Form 10-K, including financial statements, is being mailed to shareholders with this proxy statement. Additional copies of the Annual Report on Form 10-K may be obtained without charge by writing to Shareholder Relations, Sterling Financial Corporation, 111 North Wall Street, Spokane, Washington 99201-0611. This proxy statement, Sterling's 2012 Annual Report on Form 10-K and Sterling's other reports filed with the SEC are also available on Sterling's website at www.sterlingfinancialcorporation.com/corporategovernance after the reports are filed with the SEC. The SEC maintains a website located at www.sec.gov that also contains this information. The information on Sterling's website and the SEC's website is not part of this proxy statement.

STERLING FINANCIAL CORPORATION

STERLING FINANCIAL CORPORATION
111 NORTH WALL ST
SPOKANE,WA 99201

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Howard P. Behar
02 Leslie S. Biller
03 Ellen R.M. Boyer
04 David A. Coulter
05 Robert C. Donegan
06 C. Webb Edwards
07 William L. Eisenhart
08 Robert H. Hartheimer
09 Michael F. Reuling
10 J. Gregory Seibly

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Shares represented by a properly executed proxy card will be voted in accordance with instructions appearing on the proxy card and in the discretion of the proxy agents as to any other matters that may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

02 0000000000

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000163912_1 R1.0.0.51160

Signature [PLEASE SIGN WITHIN BOX] | Date

JOB #

Signature (Joint Owners) | Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10K is/are available at www.proxyvote.com .

STERLING FINANCIAL CORPORATION
Annual Meeting of Shareholders
April 29, 2013 1:30 PM
This proxy is solicited by the Board of Directors

The shareholder hereby appoint(s) J. Gregory Seibly, Ezra A. Eckhardt, Patrick J. Rusnak and Robert G. Butterfield, and each of them, as proxy agents, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of STERLING FINANCIAL CORPORATION that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 1:30 PM, PDT on April 29, 2013, at the Mobius Science Center, 811 W. Main Avenue, Spokane, WA 99201, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000163912_2 R1.0.0.51160